                                                                    EXHIBIT 2.14


--------------------------------------------------------------------------------


                            SHARE PURCHASE AGREEMENT


                                      AMONG


                         ASIA ONLINE - AUSTRALIA PTY LTD
                                (ACN 089 444 691)

                                       AND


                     THE PARTIES LISTED IN EXHIBIT B HERETO



                                   ----------

                              DATED AS 21 JUNE 2000


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


                                TABLE OF CONTENTS


Clauses and Headings                                                                                      Page
--------------------                                                                                      ----
1.       Agreement to Purchase the Sale Shares...............................................................1
         1.1      Sale and Purchase of Shares from the Vendors...............................................1
         1.2      Price of Sale Shares.......................................................................1
         1.3      Closing....................................................................................1
2.       Representations and Warranties of the Vendors.......................................................4
         2.1      Organisation; Good Standing and Qualification..............................................5
         2.2      Certificate of Incorporation and Constitution Records......................................5
         2.3      Capitalisation.............................................................................6
         2.4      No Conflict................................................................................7
         2.5      Proprietary Rights; Proprietary Information and Inventions Agreement.......................8
         2.6      Actions Pending............................................................................9
         2.7      Offering Valid.............................................................................9
         2.8      Financial Position.........................................................................9
         2.9      Absence of Changes Since 31 May 2000......................................................11
         2.10     Title to Assets...........................................................................13
         2.11     Bank Accounts.............................................................................14
         2.12     Receivables; Major Customers..............................................................15
         2.13     Equipment, Etc............................................................................15
         2.14     Real Property.............................................................................16
         2.15     Proprietary Assets........................................................................16
         2.16     Year 2000.................................................................................16
         2.17     Contracts.................................................................................17
         2.18     Liabilities; Major Suppliers..............................................................19
         2.19     Compliance with Legal Requirements........................................................20
         2.20     Governmental Authorisations...............................................................21
         2.21     Governmental Action.......................................................................21
         2.22     Tax Matters...............................................................................21
         2.23     Employee and Labor Matters................................................................24
         2.24     Benefit Plans.............................................................................26
         2.25     Sale of Products; Performance of Services.................................................26
         2.26     Insurance.................................................................................27
         2.27     Related Party Transactions................................................................29
         2.28     Certain Payments, Etc.....................................................................29
         2.29     Proceedings...............................................................................30
         2.30     Brokers...................................................................................31
         2.31     The Vendors...............................................................................31
         2.32     Full Disclosure...........................................................................33
         2.33     Insolvency Events.........................................................................33
         2.34     Effect of Sale............................................................................35
3.       Representations and Warranties of Purchaser........................................................35
         3.1      Acquisition of Shares.....................................................................35
         3.2      Authority; Binding Nature of Agreement....................................................35
4.       Pre-Closing Covenants of the Vendors...............................................................36

         4.1      Access and Investigation..................................................................36
         4.2      Operation of Business.....................................................................36
         4.3      Filings and Consents......................................................................38
         4.4      Notification; Updates to Disclosure Schedule..............................................39
         4.5      No Negotiation............................................................................40
         4.6      Best Efforts..............................................................................40
         4.7      Confidentiality...........................................................................40
5.       Conditions Precedent to Purchaser's Obligation to Close............................................41
         5.1      Accuracy of Representations...............................................................41
         5.2      Performance of Obligations................................................................41
         5.3      Consents..................................................................................42
         5.4      No Adverse Change.........................................................................42
         5.5      Additional Documents......................................................................42
         5.6      No Proceedings............................................................................42
         5.7      No Claim Regarding Sale Shares Ownership or Sale Proceeds.................................42
6.       Conditions Precedent to the Vendors' and Company's Obligations to Close............................43
         6.1      Accuracy of Representations...............................................................43
         6.2      Purchaser's Performance...................................................................43
         6.3      No Injunction.............................................................................43
7.       Termination........................................................................................44
         7.1      Termination Events........................................................................44
         7.2      Termination Procedures....................................................................45
         7.3      Effect of Termination.....................................................................45
         7.4      Non-exclusivity of Termination Rights.....................................................45
8.       Indemnification, Etc...............................................................................45
         8.1      Survival of Representation and Covenants..................................................45
         8.2      Indemnification by the Vendors............................................................46
         8.3      Right to Require Cure of Breach...........................................................47
         8.4      No Contribution...........................................................................47
         8.5      Interest..................................................................................47
         8.6      Setoff....................................................................................48
         8.7      Non-exclusivity of Indemnification Remedies...............................................48
         8.8      Defence of Third Party Claims.............................................................48
         8.9      Exercise of Remedies by Indemnitees other than Purchaser..................................49
9.       Restriction of the Vendors.........................................................................50
         9.1      General obligations.......................................................................50
         9.2      Restraints fair and reasonable............................................................52
         9.3      Severability..............................................................................52
         9.4      Vendors to Procure........................................................................52
         9.5      Exceptions................................................................................52
10.      Guarantees of Directors............................................................................52
         10.1     Best Endeavours...........................................................................52
         10.2     Indemnity.................................................................................53
11.      Miscellaneous Provisions...........................................................................53
         11.1     Further Assurances........................................................................53
         11.2     Fees, Expenses and Stamp Duty.............................................................53
         11.3     Attorneys' Fees...........................................................................53
         11.4     Notices...................................................................................53

         11.5     Headings..................................................................................54
         11.6     Counterparts..............................................................................54
         11.7     Governing Law; Venue......................................................................54
         11.9     Remedies Cumulative; Specific Performance.................................................55
         11.10    Waiver....................................................................................56
         11.11    Amendments................................................................................56
         11.12    Severability..............................................................................56
         11.13    Parties in Interest.......................................................................56
         11.14    Entire Agreement..........................................................................56
         11.15    Construction..............................................................................57
         11.16    Diezel Interactive Pty Ltd Trust Representations and Warranties...........................57
         11.17    Diezel Visual Communications Pty Ltd Trust Representations and Warranties.................58


Exhibits
--------
EXHIBIT A          Certain Definitions......................................................................63
EXHIBIT B          List of Shareholders.....................................................................75
EXHIBIT C          List of Consultants and Independent Contractors...........................................*
EXHIBIT D          List of Governmental Licenses, Permits, Orders, Etc.......................................*
EXHIBIT E          Form of Employment Agreement..............................................................*
EXHIBIT F          Designated Senior Officers and Employees..................................................*
EXHIBIT G          Guarantors and Guarantees.................................................................*
EXHIBIT H          Proprietary Information and Inventions Deed...............................................*

* Schedule omitted - will be provided supplementally to the Commission upon request.

                      SHARE PURCHASE AGREEMENT RELATING TO
                               AVONSLEIGH PTY LTD
                               (ACN 092 585 763 )


This Share Purchase Agreement (the "Agreement") is entered into as of 21 June 2000, by and among the parties listed in Exhibit B hereto (collectively referred to as the "Vendors") and Asia Online - Australia Pty Ltd (ACN 089 444 691) (the "Purchaser").


RECITALS:

WHEREAS, the Vendors own the entire issued share capital of AVONSLEIGH PTY LTD ACN (092 585 763 ) (the "Company").

WHEREAS, the Vendors wish to sell and the Purchaser wishes to purchase the entire issued share capital of the Company (the "Sale Shares").

Now, therefore, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:


1.       AGREEMENT TO PURCHASE THE SALE SHARES

         1.1      Sale and Purchase of Shares from the Vendors

                  At the Closing each of the Vendors shall sell, assign, transfer and deliver to the Purchaser, and the Purchaser shall purchase, the shares in the Company listed beside each Vendor's name in Exhibit B, on the terms and subject to the conditions set forth in this Agreement.

         1.2      Price of Sale Shares

                  The purchase price for the Sale Shares shall be paid and satisfied at Closing, being THREE MILLION THREE HUNDRED AND THIRTY THOUSAND EIGHT HUNDRED AND NINETY TWO AUSTRALIAN DOLLARS (A$3,330,892) to be paid to the Vendors for 100% of the Sale Shares at Closing in the proportions set out beside their respective names in Exhibit B by bank cheque or by telegraphic transfer to the bank accounts nominated in writing by each of the Vendors to the Purchaser not less than two business days prior to Closing.

         1.3      Closing

                  (a) The closing of the sale of the Sale Shares to the Purchaser (the "Closing") shall take place at the offices of the Purchaser's Australian counsel, Baker & McKenzie, Level 39, Rialto South Tower, 525 Collins Street, Melbourne, Victoria, Australia at 2:00 p.m. (Sydney Time) on the later of 21 June, 2000 or the date two business days following the satisfaction or waiver of the Closing Conditions set forth in Section 5 and Section 6. For the purposes of this Agreement "Scheduled Closing Time" shall mean the time and date as of which the Closing is required to take place pursuant to this
                           Section 1.3(a); and "Closing Date" shall mean the time and date as of which the Closing actually takes place.

                  (b)      At the Closing the Vendors shall:

                           (i) deliver to the Purchaser (or its nominee(s)) the certificates representing the Sale Shares, duly executed instruments of transfer to transfer title to the Sale Shares to the Purchaser (or its nominee(s)) and certified copies of the resolutions of the Boards of Directors of those Vendors which are corporations authorising the transfer of the Sale Shares registered in their names and giving authority to execute the relevant instrument(s) of transfer on behalf of the relevant Vendor to the party who executed them;

                           (ii) duly executed powers of attorney (in deed form) from each Vendor in favour of the Purchaser (or its nominee(s)) generally in respect of the Sale Shares sold by that Vendor under this Agreement enabling the Purchaser (or its nominee(s)) to attend and vote at general meetings of the Company pending registration of the transfer of the Sale Shares in the Company's register of members;

                           (iii) any waiver, consent or other document necessary to give the Purchaser (or its nominee(s)) full legal and beneficial ownership of the Sale Shares;

                           (iv) deliver to the Purchaser: a letter from the lessor of Level 3, 117 Myers Street, Geelong, Victoria (the "Premises") ("Lessor") confirming the Lessor's consent to the transfer of the existing lease of the Premises to the Company;

                           (v) deliver to the Purchaser the common seal (if any) of the Company, and each register, minute book and other book required to be kept by the Company under any Legal Requirement up to the date of Closing and each certificate of incorporation of the Company (including certificates issued upon any change of name);

                           (vi)     deliver to the Purchaser:

                                   (A)      employment contracts in the form of
                                            the drafts annexed as Exhibit E,
                                            duly executed by the senior officers
                                            and employees designated in Exhibit
                                            F; and

                                    (B)      copies of the Proprietary
                                             Information and Inventions Deed
                                             duly executed by the senior
                                             officers and employees designated
                                             in Exhibit F;

                           (vii) execute and deliver to the Purchaser a certificate (the "Closing Certificate") setting forth the Vendors' representations and warranties that:

                                    (A)      each of the representations and
                                             warranties made by the Vendors in
                                             this Agreement was accurate in all
                                             respects as of the date of this
                                             Agreement;

                                    (B)      each of the representations and
                                             warranties made by the Vendors in
                                             this Agreement is accurate in all
                                             respects as of the Closing Date as
                                             if made on the Closing Date;

                                    (C)      each of the covenants and
                                             obligations that the Vendors is
                                             required to have complied with or
                                             performed pursuant to this
                                             Agreement at or prior to the
                                             Closing has been duly complied with
                                             and performed in all respects; and

                                    (D)      each of the conditions set forth in
                                             Sections 5.1, 5.2, 5.3, 5.4, 5.6
                                             and 5.7 has been satisfied in all
                                             respects;

                           (viii) procure that each of its nominees as the Purchaser notifies to the Vendors resign from their positions as directors and officers of the Company, and in each case formally resigning their respective office (with effect from the end of the meetings held pursuant to clause 1.4) and acknowledging in a form reasonably acceptable to the Purchaser that the writer has no claim against the Company for compensation for loss of office or otherwise; and

                           (ix) if so required by the Purchaser, procure the revocation or amendment of the bank signing mandates and authorities and any power of attorney given by the Company as the Purchaser notifies to the Vendors shall be revoked.

                  (c) Subject to the Vendors duly complying with the requirements of Section 1.3(b), at the Closing, the Purchaser shall pay each Vendor the proportion (expressed as a percentage) of the Purchase Price specified beside their respective names in Exhibit B, in each case by bank cheque or through telegraphic transfer to the bank account nominated by each Vendor in writing not less than two business days prior to Closing.

         1.4      Meetings

         On or before Closing, the Vendors shall cause to be held a meeting of the directors and/or shareholders of the Company at which the following resolutions are passed:

                  (a) subject to payment of stamp duty (if any) by the Purchaser, the approval of the registration of the transfers of the Sale Shares;

                  (b) if so required by the Purchaser, appoint new signatories to the Company's bank accounts and the revocation of existing authorities to operate those bank accounts, as notified under clause 1.3(b)(ix);

                  (c) appoint persons nominated by the Purchaser as directors, secretary and public officer of the Company with effect from the end of the meeting;

                  (d) accept the resignations of directors, secretaries received under clause 1.3(b)(viii) with effect from the end of the meeting;

                  (e) the cancellation of the existing share certificates for the Sales Shares; and

                  (f) the issue of new certificates for the Sale Shares in favour of the Purchaser (or its nominee(s)).

2.       REPRESENTATIONS AND WARRANTIES OF THE VENDORS

         The representations and warranties in this Section 2 shall be read subject to the following:

         (a) immediately prior to Closing, the Vendors carried on the Business as trustees for the their respective trusts;

         (b) immediately prior to Closing, the Vendors, as trustees for their respective trusts, transferred the assets of the Business into the Company; and

         (c) subject to paragraphs (d), (e) and (f), the representations and warranties in this Section 2 are to be treated as having been made as if the Business was owned and carried on by the Company in its own right at all times immediately before and after Closing.

         (d) the following representations and warranties in this Section 2 are given as at Closing, and should be read to apply from,
                  Closing: 2.1(a), 2.1(c), 2.2(a), 2.2(d), 2.3, 2.7, 2.8, 2.9,
                  2.12, 2.13, 2.14, 2.21, 2.22;

         (e) the following representations and warranties in this Section 2 are given as at Closing, but should be read to apply from, 14 July 1999: 2.2(b), 2.4, 2.11, 2.16, 2.17, 2.18, 2.19, 2.23,
                  2.24, 2.25(b) to (e), 2.26, 2.29, 2.32; and

         (f) the following representations and warranties in this Section 2 are given as at Closing, but should be read to operate from, 1 July 1997: 2.1(b), 2.1(d), 2.1(e), 2.2(c), 2.5, 2.6, 2.10,
                  2.15, 2.25(a), 2.27, 2.28, 2.30, 2.31, 2.33, 2.34.

         The Vendors hereby jointly and severally represent and warrant (except where this Section expressly provides for the representations and warranties to be given severally, in which case they are given severally), to and for the benefit of the Purchaser, as follows:

         2.1      Organisation; Good Standing and Qualification

                  (a) The Company is a corporation duly organised, validly existing and in good standing under the laws of Victoria, Australia. The Company has all requisite corporate power and authority to own and operate its properties and assets, to perform its obligations under all material contracts, and to carry on its business as presently conducted and as presently proposed to be conducted.

                  (b) Except as disclosed in Part 2.1 of the Disclosure Schedule, the Company has never conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the names "Avonsleigh", "Diezel Interactive", "Dzign Visual Communications" and "Dzign Advertising".

                  (c) Part 2.1 of the Disclosure Schedule accurately sets forth:

                           (i) the names of the members of the Company's board of directors;

                           (ii) the names of the members of each committee of the Company's board of directors; and

                           (iii)    the names and titles of the Company's
                                    officers.

                  (d) Neither the Company nor any of its shareholders has ever approved, or commenced any proceeding or made any election contemplating, the dissolution or liquidation of the Company or the winding up or cessation of the Company's business or affairs.

                  (e) Except as disclosed in Part 2.1 of the Disclosure Schedule the Company has no subsidiaries, and has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any Entity.

         2.2      Certificate of Incorporation and Constitution Records

                  (a) The Vendors have delivered to the Purchaser accurate and complete copies of:

                           (i) the Company's Certificate of Incorporation and Constitution, including all amendments thereto;

                           (ii)     the shareholding records of the Company; and

                           (iii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Company, the board of directors of the Company and all committees of the board of directors of the Company.

                  (b) There have been no meetings or other proceedings of the shareholders of the Company, the board of directors of the Company or any committee of the board of directors of the Company that are not fully reflected in such minutes or other records.

                  (c) To the best of the Vendor's Knowledge, there has not been any violation of any of the provisions of the Company's or of any resolution adopted by the Company's shareholders, the Company's board of directors or any committee of the Company's board of directors, and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in such a violation.

                  (d) The books of account, shareholder records, minute books and other records of the Company are accurate, up-to-date and complete, and have been maintained in accordance with sound and prudent business practices. All of the records of the Company are in the actual possession and direct control of the Company.

         2.3      Capitalisation

                  (a) The entire issued share capital of the Company, immediately prior to the Closing, will consist of 3,330,892 fully paid ordinary shares. All issued and outstanding shares of the Company's issued capital:

                           (i) have been validly issued to the persons listed in Exhibit B hereto;

                           (ii)    are fully paid and non-assessable; and

                           (iii) were issued in compliance with all applicable Legal Requirements concerning the issuance of securities.

                           The rights, preferences, privileges and restrictions of the Shares are as stated in the Constitution.

                  (b) The Vendors severally warrant that they each have, and the Purchaser will acquire at the Closing, good and valid title to the Sale Shares listed beside the name of each Vendor (representing not less than 100% of the total outstanding voting equity of the Company) in Exhibit B free and clear of any Encumbrances.

                  (c) The Vendors have each delivered to the Purchaser accurate and complete copies of the certificates evidencing their respective title to the Sale Shares.

                  (d)      There is no:

                           (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares or other securities of the Company (except as contemplated under this Agreement);

                           (ii)     outstanding security, instrument or
                                    obligation that is or may become convertible into or exchangeable for any shares or other securities of the Company;

                           (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or

                           (iv) condition or circumstance that may directly or indirectly give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares or other securities of the Company;

                  (e) Except as set out in Part 2.3 of the Disclosure Schedule, the Company has never repurchased, redeemed or otherwise reacquired any shares or other securities.

         2.4      No Conflict

                  Except as set out in Part 2.4 of the Disclosure Schedule, neither the execution and delivery of this Agreement by the Vendors or the Company nor the consummation by the Vendors or the Company of the transactions contemplated by this Agreement will:

                  (a) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, or other evidence of indebtedness related to the Company or any material license agreement, lease or other material contract, instrument or obligation related to the Company to which it is a party or by which it may be bound;

                  (b) violate any statute, rule, regulation, order, writ, injunction, decree or arbitration award applicable to the Company;

                  (c) result in the loss of, or in a violation or breach of any Government Authorisation; or

                  (d) result in the creation of any material (individually or in the aggregate) lien, including any claims, mortgages, pledges, liens, security interests, encumbrances or charges of any kind (collectively, "Lien") on any of the assets owned or used by the Company.

         2.5      Proprietary Rights; Proprietary Information and Inventions
                  Agreement

                  (a) The Company has not received any communications alleging that it has violated or, by conducting its business as proposed would violate, any proprietary rights of any other person, nor are the Vendors aware of any basis for the foregoing.

                  (b) The Vendors do not believe it is or will be necessary for the Company to utilise any inventions, trade secrets or proprietary information of any of the Company's employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company.

                  (c) To the best of the Vendors' Knowledge, the Company owns, licences or has rights to all computer software and data and documentation. used in the Company's business. The Company owns, licenses or has rights to all of the:

                           (i) patents, patent applications, registrations and applications for registration thereof;

                           (ii) trademarks, trade names, service marks and registrations and applications for registration thereof;

                           (iii)    domain names and registrations and
                                    applications for registration thereof;

                           (iv)     copyrights and registrations and
                                    applications for registration thereof;

                           (v)      mask works and registrations and
                                    applications for registration thereof;

                           (vi) trade secrets and confidential business information, know-how, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, marketing plans and customer lists and information; and

                           (vii) other proprietary rights relating to any of the foregoing owned or used by the Company (collectively, "Intellectual Property").

                  (d) The Company has conducted its business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others that would have a material adverse effect on the business or assets of the Company. To the Knowledge of the Vendors, there is no claim of infringement by others of any license, patent, copyright, service mark, trademark, trade name, trade secret or other Intellectual Property right of the Company.

         2.6      Actions Pending

                  There is no action, suit or proceeding pending or, to the best Knowledge of the Vendors, threatened against or affecting the Company or any of its respective properties or rights before any court or by or before any governmental body or arbitration board or tribunal.

         2.7      Offering Valid

                  The Vendors have not offered to sell the Sale Shares to any other person or persons so as to invalidate the transfer of the legal and beneficial ownership of the Sale Shares to the Purchaser on Closing.

         2.8      Financial Position

                  (a) The Vendors have delivered to the Purchaser the following financial statements and notes (collectively, "the Vendors Financial Statements"):

                           (i) for the Company in respect of the financial year ended 30 June 1998 (the " 1998 Accounts Date"), its unaudited profit and loss statement for the financial year ending on the 1998 Accounts Date and its unaudited balance sheet as at the 1998 Accounts Date, together with all statements, reports and notes attached to or intended to be read with any or all of the profit and loss statement or balance sheet;

                           (ii) for the Company in respect of the financial year ended 30 June 1999 (the "1999 Accounts Date"), its unaudited profit and loss statement for the financial year ending on the 1999 Accounts Date and its unaudited balance sheet (the "Unaudited Balance Sheet") as at the 1999 Accounts Date, together with all statements, reports and notes attached to or intended to be read with any or all of the profit and loss statement or balance sheet; and

                           (iii) for the Company, its unaudited proforma balance sheet as at 31 May 2000 (assuming the Reorganisation Transactions are effective as at that date), together with all statements, reports and notes attached to or intended to be read with that balance sheet.

                  (b) All of the Vendors Financial Statements are true, fair and complete in all material respects, and the dollar amount of each line item included in the Vendors Financial Statements is accurate. The financial statements and notes referred to in Section 2.8(a)(i) present fairly the financial position of the Vendors for the period to which they relate and the results of operations, changes in shareholders' equity and cash flows of the Vendors for the year then ended. The financial statements and notes referred to in Section 2.8(a)(ii) present fairly the financial position of the Vendors as of the respective dates thereof and the results of operations, changes in shareholders' equity and cash flows of the Vendors for the periods covered thereby. The Vendors Financial Statements have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered.

                  (c)      As at the 1999 Accounts Date:

                           (i) the Company had no Liabilities required by GAAP to be provided for in the Unaudited Balance Sheet or described in the notes thereto which were not provided for in the Unaudited Balance Sheet or described in the notes thereto; and

                           (ii) all reserves established by the Company and set forth in the Unaudited Balance Sheet were adequate for the purposes for which they were established.

                  (d) Except as disclosed in Part 2.8(d) in the Disclosure Schedule since the 1999 Accounts Date:

                           (i)      the Company has not increased the
                                    compensation of any of its officers, or the rate of pay of its employees as a group, except as part of regular compensation increases in the Ordinary Course of its Business;

                           (ii) neither the number of subscribers for the services offered by the Company nor the revenues generated therefrom have decreased;

                           (iii) there has been no resignation or termination of employment of any officer or key employee of the Company;

                           (iv)     there has been no labor dispute or
                                    industrial disruption involving the Company or its employees and none is pending or, to the Knowledge of any Vendor, threatened;

                           (v) there has been no borrowing or agreement to borrow by the Company or change in the contingent obligations of the Company by way of guarantee, endorsement, indemnity, warranty or otherwise or grant of a mortgage or security interest in any property of the Company;

                           (vi) there has not been any payment of any obligation or liability of the Company other than current liabilities paid in the Ordinary Course of Business;

                           (vii) there has been no sale, assignment or transfer of any tangible asset of the Company except in the Ordinary Course of Business and no sale, assignment or transfer of any patent, trademark, trade secret or other intangible asset of the Company; and

                  (e) The Company has good and marketable title to its properties and assets. Such properties and assets are not subject to Encumbrance except liens for current taxes and assessments not delinquent or those which are not material in scope or amount and do not materially interfere with the conduct of the Company's business. All leases pursuant to which the Company leases real or personal property are in good standing and are valid and effective in accordance with their respective terms and, to the Vendors' Knowledge, there exists no default thereunder or occurrence or condition which could result in a default thereunder or termination thereof. The Company's buildings, equipment and other tangible assets are in good operating condition and are useable in the ordinary course of business having regard to their age and ordinary wear and tear, and the Company owns, or has a valid leasehold interest in, all assets necessary for the conduct of its business as presently conducted.

         2.9      Absence of Changes Since 31 May 2000

                  Except as set forth in Part 2.9 of the Disclosure Schedule, since 31 May 2000:

                  (a) there has not been any adverse change in the Company's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or in any aspect or portion thereof), and no event has occurred that might have an adverse effect on the Company's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or on any aspect or portion thereof);

                  (b) there has not been any loss, damage or destruction to, or any interruption in the use of, any of the Company's assets (whether or not covered by insurance);

                  (c)      the Company has not:

                           (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares; or

                           (ii)     repurchased, redeemed or otherwise
                                    reacquired any shares or other securities;

                  (d) the Company has not sold or otherwise issued any shares or any other securities;

                  (e) the Company has not amended its Certificate of Incorporation or Constitution and has not effected or been a party to any Acquisition Transaction, recapitalisation, reclassification of shares, share consolidation or division, capital reduction, share buy back or similar transaction;

                  (f) the Company has not purchased or otherwise acquired any asset from any other Person, except for supplies acquired by the Company in the Ordinary Course of Business;

                  (g) the Company has not leased or licensed any asset from any other Person;

                  (h) the Company has not made any capital expenditure over A$30,000;

                  (i) the Company has not sold or otherwise transferred, and has not leased or licensed, any asset to any other Person except for products sold by the Company from its inventory in the Ordinary Course of Business;

                  (j) the Company has not written off as uncollectable, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

                  (k) the Company has not pledged or hypothecated any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance;

                  (l) the Company has not made any loan or advance to any other Person;

                  (m)      the Company has not:

                           (i) established or adopted any Employee Benefit Plan; or

                           (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

                  (n) the Company has not entered into, and neither the Company nor any of the assets owned or used by the Company has become bound by, any Contract;

                  (o) no Contract by which the Company or any of the assets owned or used by the Company is or was bound, or under which the Company has or had any rights or interest, has been amended or terminated;

                  (p) the Company has not incurred, assumed or otherwise become subject to any Liability, other than accounts payable (of the type required to be reflected as current liabilities in the "liabilities" column of a balance sheet prepared in accordance with GAAP) incurred by the Company in the Ordinary Course of Business;

                  (q) the Company has not discharged any Encumbrance or discharged or paid any indebtedness or other Liability, except for accounts payable that:

                           (i) are reflected as current liabilities in the "liabilities" column of the Unaudited Balance Sheet or have been incurred by the Company since 31 May 1999 in the Ordinary Course of Business; and

                           (ii) have been discharged or paid in the Ordinary Course of Business;

                  (r) the Company has not forgiven any debt or otherwise released or waived any right or claim;

                  (s) the Company has not changed any of its methods of accounting or accounting practices in any respect;

                  (t) the Company has not entered into any transaction or taken any other action outside the Ordinary Course of Business; and

                  (u) the Company has not agreed, committed or offered (in writing or otherwise), and has not attempted, to take any of the actions referred to in clauses "(c)" through "(t)" above.

         2.10     Title to Assets

                  (a) The Company owns, and has good, valid and marketable title to, all assets purported to be owned by it, including:

                           (i) all assets reflected on the Unaudited Balance Sheet (except for inventory sold by the Company since 31 May 2000 in the Ordinary Course of Business);

                           (ii) all assets acquired by the Company since 31 May 2000 (except for inventory sold by the Company, since 31 May 2000 in the Ordinary Course of Business);

                           (iii)    all assets referred to in Parts 2.11, 2.12,
                                    2.13 and Part 2.15 of the Disclosure
                                    Schedule and all of the Company's rights under the Company Contracts; and

                           (iv) all other assets reflected in the Company's books and records as being owned by the Company.

                           Except as set forth in Part 2.10 of the Disclosure Schedule, all of said assets are owned by the Company free and clear of any Encumbrances.

                  (b) Part 2.10 of the Disclosure Schedule identifies all assets that are being leased or licensed to the Company.

         2.11     Bank Accounts

                  Part 2.11 of the Disclosure Schedule accurately sets forth, with respect to each account maintained by or for the benefit of the Company at any bank or other financial institution:

                  (a) the name and location of the institution at which such account is maintained;

                  (b) the name in which such account is maintained and the account number of such account;

                  (c) a description of such account and the purpose for which such account is used;

                  (d)      the current balance in such account;

                  (e) the rate of interest being earned on the funds in such account; and

                  (f) the names of all individuals authorised to draw on or make withdrawals from such account.

                  There are no safe deposit boxes or similar arrangements maintained by or for the benefit of the Company.

         2.12     Receivables; Major Customers

                  (a) Part 2.12 of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Company as of 31 May 2000.

                  (b) Except as set forth in Part 2.12 of the Disclosure Schedule, all existing accounts receivable of the Company (including those accounts receivable reflected on the 6 Unaudited Balance Sheet that have not yet been collected and those accounts receivable that have arisen since incorporation and have not yet been collected):

                           (i) represent valid obligations of customers of the Company arising from bona fide transactions entered into in the Ordinary Course of Business; and

                           (ii) are current and will be collected in full (without any counterclaim or set-off) on or before 31 May 2000, and the

                                    Vendor has no reason to believe that they will not be collected in full.

                  (c) Part 2.12 of the Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the revenues received from the Company's top ten customers, plus revenue from each such customer for the financial year ending 31 May 1999. The Company has not received any notice or other communication (in writing or otherwise), and has not received any other information, indicating that any customer or other Person identified in Part 2.12 of the Disclosure Schedule may cease dealing with the Company or may otherwise reduce the volume of business transacted by such Person with the Company below historical levels.

         2.13     Equipment, Etc.

                  (a) Part 2.13 of the Disclosure Schedule accurately identifies each item of equipment, furniture, fixtures, improvements and other tangible assets (other than inventory) owned by the Company having a value in excess of $5,000. Part 2.13 also accurately identifies each tangible asset leased to the Company that has a value in excess of $5,000.

                  (b)      Each asset identified or required to be identified in
                           Part 2.13 of the Disclosure Schedule:

                           (i) is structurally sound, free of defects and deficiencies and in good condition and repair (ordinary wear and tear excepted);

                           (ii) complies in all respects with, and is being operated and otherwise used in full compliance with, all applicable Legal Requirements; and

                           (iii) is adequate for the uses to which it is being put.

                  (c) The assets identified in Part 2.13 of the Disclosure Schedule are adequate for the conduct of the Company's business in the manner in which such business is currently being conducted and in the manner in which such business is proposed to be conducted.

         2.14     Real Property

                  The Company does not own any real property or any interest in real property, except for the leaseholds created under the real property leases identified in Part 2.14 of the Disclosure Schedule. Part 2.14 of the Disclosure Schedule provides an accurate and complete description of the premises covered by said leases and the facilities located on such premises. The Company enjoys peaceful and undisturbed possession of such premises.

         2.15     Proprietary Assets

                  (a) Except as set forth in Part 2.15 of the Disclosure Schedule, there is no Proprietary Asset that is owned by or licensed to the Company or that is otherwise used or useful in connection with the Company's business. The Company has taken all measures and precautions necessary to protect the confidentiality and value of each Proprietary Asset identified or required to be identified in Part 2.15 of the Disclosure Schedule.

                  (b) The Company is not infringing, and has not at any time infringed or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement of, any Proprietary Asset owned or used by any other Person. To the best of the Knowledge of each of the Vendors, no other Person is infringing, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Proprietary Asset owned or used by the Company.

                  (c) The Proprietary Assets identified in Part 2.15 of the Disclosure Schedule constitute all of the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted and in the manner in which its business is proposed to be conducted.

         2.16     Year 2000

                  To the best of the Vendors' Knowledge, the Company's products and services are "Year 2000 Compliant", meaning that:

                  (a) date data from at least 1 January 2000 through to 31 December 2001 have and will process without error or interruption (other than an error or interruption not expected to have a material adverse effect on the Company) in any level of computer hardware, software or services the Company provides, including but not limited to, microcode, firmware, system or application programs, files, databases and computer services;

                  (b) there has been, will be no, loss of functionality of the Company's products and services (other than any loss not expected to have a material adverse effect on the Company) with respect to the introduction, processing or output of records containing dates on or after 1 January 2000; and

                  (c) the Company's products and services are interoperable with other software/hardware which may deliver records to, receive records from or interact with the Company's products and services in the course of processing data,

                  Provided, however, that the foregoing shall not apply to any adverse effects caused by any products and services (including any third party software or hardware) not developed by the Company or by any modification to the Company's products and services which are made by a party other than the Company. Further, the Company has tested all of its products and services and determined that they are Year 2000 Compliant. Third party software used by the Company in its products and services and the Company's internal hardware and software is also Year 2000 Compliant.

         2.17     Contracts

                  (a) Part 2.17 of the Disclosure Schedule identifies and provides an accurate and complete description of all contracts, agreements, commitments and undertakings of any nature, written or oral, of the Company, each of which involves future payments, performance of services or delivery of goods or materials to or by the Company of an aggregate amount or value in excess of $10,000 or which otherwise is material to the business or prospects of the Company (collectively, the "Material Contracts"), except for any Excluded Contract. The Company has delivered to the Purchaser accurate and complete copies of all the Company Contracts identified in Part 2.17 of the Disclosure Schedule, including all amendments, supplements, modifications and waivers thereto.

                  (b) Each Company Contract is valid and in full force and effect, and is enforceable by the Company in accordance with its terms. No Company Contract contains any term or provision that is extraordinary or that is otherwise not customarily found in Contracts entered into by Comparable Entities.

                  (c) Except as set forth in Part 2.17 of the Disclosure Schedule, and subject to the disclosure in sub-clause 2.12(b)(ii):

                           (i) to the best of the Vendors' Knowledge, no Person has materially violated or breached, or declared or committed any default under, any Company Contract;

                           (ii) to the best of the Vendors' Knowledge, no material event has occurred, and no material circumstance or material condition exists, that might (with or without notice or lapse of time):

                                    (A)      result in a violation or breach of
                                             any of the provisions of any
                                             Company Contract;

                                    (B)      give any Person the right to
                                             declare a default or exercise any
                                             remedy under any Company Contract;

                                    (C)      give any Person the right to
                                             accelerate the maturity or
                                             performance of any Company
                                             Contract; or

                                    (D)      give any Person the right to
                                             cancel, terminate or modify any
                                             Company Contract;

                           (iii) the Company has not received any notice or other communication (in writing or otherwise) regarding any actual, alleged, possible or potential violation or breach of, or default under, any Company Contract; and

                           (iv) the Company has not waived any of its rights under any Company Contract.

                  (d) To the best of the Knowledge of the Vendors, each Person against which the Company has or may acquire any rights under any Company Contract is solvent and is able to satisfy all of such Person's current and future monetary obligations and other obligations and Liabilities to the Company.

                  (e)      Except as set forth in Part 2.17 of the Disclosure
                           Schedule:

                           (i)      the Company has never guaranteed or
                                    otherwise agreed to cause, insure or become liable for, and has never pledged any of its assets to secure, the performance or payment of any obligation or other Liability of any other Person; and

                           (ii)     the Company has never been a party to or
                                    bound by:

                                    (A)      any joint venture agreement,
                                             partnership agreement,
                                             profit-sharing agreement,
                                             cost-sharing agreement,
                                             loss-sharing agreement or similar
                                             Contract; or

                                    (B)      any Contract that creates or grants
                                             to any Person, or provides for the
                                             creation or grant of, any stock
                                             appreciation right, phantom stock
                                             right or similar right or interest.

                  (f) The performance of the Company Contracts will not result in any violation of or failure to comply with any Legal Requirement.

                  (g) No Person is renegotiating, or has the right to renegotiate, any amount paid or payable to the Company under any Company Contract or any other term or provision of any Company Contract.

                  (h) The Contracts identified in Part 2.17 of the Disclosure Schedule and the Excluded Contracts collectively constitute all of the Contracts necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted and in the manner in which its business is proposed to be conducted.

                  (i) Part 2.17 of the Disclosure Schedule identifies and provides an accurate and complete description of each proposed Contract as to which any bid, offer, written proposal, term sheet or similar document has been submitted or received by the Company.

         2.18     Liabilities; Major Suppliers

                  (a)      The Company has no Liabilities, except for:

                           (i) liabilities identified as such in the "liabilities" column of the Unaudited Balance Sheet;

                           (ii) accounts payable (of the type required to be reflected as current liabilities in the "liabilities" column of a balance sheet prepared in accordance with GAAP) incurred by the Company in the Ordinary Course of Business since 31 May 2000; and

                           (iii)    the Company's obligations under the
                                    Contracts listed in Part 2.18 of the
                                    Disclosure Schedule and under Excluded
                                    Contracts, to the extent that the existence of such obligations is ascertainable solely by reference to such Contracts.

                  (b)      Part 2.18 of the Disclosure Schedule:

                           (i) provides an accurate and complete breakdown and aging of the Company's accounts payable as of 31 May 2000;

                           (ii) provides an accurate and complete breakdown of all customer deposits and other deposits held by the Company as of the date of this Agreement; and

                           (iii) provides an accurate and complete breakdown of the Company's long-term debt as of the date of this Agreement.

                  (c) Part 2.18 of the Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the amounts paid to, each supplier or other Person that received:

                           (i) more than A$25,000 from the Company in the 1999 financial year; or

                           (ii) more than A$25,000 from the Company in the first two quarters of the 2000 financial year.

         2.19     Compliance with Legal Requirements

                  (a)      Except as set forth in Part 2.19 of the Disclosure
                           Schedule:

                           (i) the Company is in full compliance with each Legal Requirement that is applicable to it or to the conduct of its business or the ownership or use of any of its assets;

                           (ii) the Company has at all times been in full compliance with each Legal Requirement that is or was applicable to it or to the conduct of its business or the ownership or use of any of its assets;

                           (iii) no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement; and

                           (iv) the Company has not received, at any time, any notice or other communication (in writing or otherwise) from any Governmental Body or any other Person regarding:

                                    (A)     any actual, alleged, possible or
                                            potential violation of, or failure
                                            to comply with, any Legal
                                            Requirement; or

                                    (B)     any actual, alleged, possible or
                                            potential obligation on the part of
                                            the Company to undertake, or to bear
                                            all or any portion of the cost of,
                                            any cleanup or any remedial,
                                            corrective or response action of any
                                            nature.

                  (b) There are no reports, studies, surveys or other documents to which the Company has access that address or otherwise relate to the compliance of the Company with, or the applicability to the Company of, any Legal Requirement.

                  (c) To the best of the Knowledge of the Vendors, no Governmental Body has proposed or is considering any Legal Requirement that, if adopted or otherwise put into effect:

                           (i) may have an adverse effect on the Company's business, condition, assets, liabilities, operations, financial performance, net income or prospects or on the ability of the Vendors to comply with or perform any covenant or obligation under this Agreement; or

                           (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

         2.20     Governmental Authorisations

                  (a) The Company does not hold, and is not required to hold, any Governmental Authorisations.

                  (b) To the best of the Knowledge of the Vendors, the Company's employees do not hold, and not required to hold, any Governmental Authorisations that relate to, or are useful in connection with, the Company's business.

         2.21     Governmental Action

                  To the best of the Knowledge of the Vendors no authorisation, consent or approval of, or filing with, any court or any federal, state or local governmental authority or agency is required in connection with the execution and delivery of this Agreement and the issuance and sale of the Sale Shares other than those that have been or will be made or obtained prior to the Closing.

         2.22     Tax Matters

                  (a) Each Tax required to have been paid, or claimed by any Governmental Body to be due and payable, by the Company (whether pursuant to any Tax Return or otherwise) has been duly paid in full or on a timely basis. Any Tax required to have been withheld or collected by the Company has been duly withheld and collected; and (to the extent required) each such Tax has been paid to the appropriate Governmental Body; and the Company is entitled to recover any goods and services tax payable by the Company from all clients of the Company under the Company Contracts.

                  (b) Part 2.22 of the Disclosure Schedule accurately identifies all Tax Returns required to be filed by or on behalf of the Company with any Governmental Body with respect to any taxable period ending on or before the Closing Date ("the Company Returns"). All the Company Returns:

                           (i)     have been or will be filed when due; and

                           (ii) have been, or will be when filed, accurately and completely prepared in full compliance with all applicable Legal Requirements.

                           All amounts shown on the Company Returns to be due on or before the Closing Date, and all amounts otherwise payable in connection with the Company Returns on or before the Closing Date, have been or will be paid on or before the Closing Date. The Company has delivered to the Purchaser accurate and complete copies of all the Company Returns filed since incorporation.

                  (c) The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with Section 2.22. To the extent required by any Legal Requirement, the Company will establish, in the Ordinary Course of Business, reserves adequate for the payment of all Taxes for the period from incorporation through to the Closing Date, and the Company will disclose the dollar amount of such reserves to the Purchaser on or prior to the Closing Date.

                  (d) Except as specifically set out in Part 2.22 of the Disclosure Schedule, each Company Return relating to income Taxes that has been filed with respect to any period since incorporation. Neither the Company nor its advisers have received a Notice of Amendment to the Company's income tax assessments by virtue of section 170 of the Income Tax Assessment Act
                           ("ITAA"), or any Notices issued by the Commissioner under section 264 of the ITAA. Part 2.22 of the Disclosure Schedule accurately identifies each examination or audit of the Company Return that has been conducted since incorporation. The Vendors have delivered to the Purchaser accurate and complete copies of all audit reports and similar documents (to which the Company has access) relating to the Company Returns. Except as set forth in Part 2.22 of the Disclosure Schedule, the Company has not engaged in any fraudulent conduct or acts of evasion in relation to Taxes and no allegation to that effect has been made by any relevant taxing authority.

                  (e) Except as set forth in Part 2.22 of the Disclosure Schedule, no claim or other Proceeding is pending or has been threatened against or with respect to the Company in respect of any Tax. There are no unsatisfied Liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company.

                  (f) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Company that, individually or collectively, could give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Australian tax legislation. The Company is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

                  (g)      The Company:

                           (i)      has not lodged a private ruling request;

                           (ii) is not and has not been the subject of any Tax audit;

                           (iii) is not a party to any action or proceeding for the assessment or collection of Tax;

                           (iv) does not have any dispute or disagreement with any Governmental Body for Tax; and

                           (v)      has not made any agreement with or
                                    undertaking to any Governmental Body for Tax and there is no fact or matter known to the Vendors which might give rise to any of the above.

                  (h) The Company has not entered into any agreement which now or in the future may extend the period of assessment or collection of any Tax.

                  (i) Since the 31 May 2000 no additional liability for Tax has accrued to the Company other than as a result of trading activities in the Ordinary Course of Business and no payment or expenditure has been made or incurred or committed which will not be wholly deductible in computing the Company's Taxable income.

                  (j) The Company has complied with the provisions of Part IIIAA of the Income Tax Assessment Act, and has maintained proper records of franking debits and franking credits for the purposes of that Act.

                  (k) The Company does not have any permanent establishment (as that expression is defined in any relevant Double Taxation Agreement current at the date of this Agreement) outside Australia.

                  (l) All documents to which the Company is a party or may be interested in the enforcement of, and all transfers of any issued shares (other than as contemplated by this Agreement), have been properly stamped under applicable stamp duty legislation.

         2.23     Employee and Labor Matters

                  (a) Part 2.23 of the Disclosure Schedule accurately sets forth, with respect to each employee of the Company (including any employee of the Company who is on a leave of absence or on layoff status):

                           (i) the name of such employee and the date as of which such employee was originally hired by the Company;

                           (ii) such employee's title, and a description of such employee's duties and responsibilities;

                           (iii)    the aggregate dollar amount of the
                                    compensation (including wages, salary,
                                    commissions, director's fees, fringe
                                    benefits, bonuses, allowances, share
                                    options, profit-sharing payments and other payments or benefits of any type) received by such employee from the Company with respect to services performed for the year to 31 May 2000;

                           (iv) such employee's annualized compensation as of the date of this Agreement;

                           (v) particulars of accrued long service leave, annual leave, sick leave and rostered days off for each employee;

                           (vi) particulars of any redundancy or severance pay owing as at the execution date of this Agreement;

                           (vii) each Current Benefit Plan in which such employee participates or is eligible to participate; and

                           (viii) any Governmental Authorisation that is held by such employee and that relates to or is useful in connection with the Company's business.

                  (b) No former employee of the Company is receiving or is scheduled to receive (or whose spouse or other dependent is receiving or is scheduled to receive) any benefits (whether from the Company or otherwise) relating to such former employee's employment with the Company.

                  (c) Exhibit C contains a list of individuals who are currently performing services for the Company related to its business and are classified as "consultants" or "independent contractors".

                  (d) Except as set forth in Part 2.23 of the Disclosure Schedule, the Company is not a party to or bound by, and has never been a party to or bound by, any employment agreement or any union contract, industrial award or determination collective bargaining agreement or similar Contract.

                  (e) The Vendors has delivered to the Purchaser accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of the current and former employees of the Company.

                  (f)      To the best of the Knowledge of the Vendors:

                           (i) no employee of the Company intends to terminate his employment with the Company;

                           (ii) no employee of the Company has received an offer to join a business that may be competitive with the Company's business; and

                           (iii) no employee of the Company is a party to or is bound by any confidentiality agreement, noncompetition agreement or other Contract (with any Person) that may have an adverse effect on:

                                    (A)      the performance by such employee of
                                             any of his duties or
                                             responsibilities as an employee of
                                             the Company; or

                                    (B)      the Company's business or
                                             operations.

                  (g) the Company is not engaged, and has never been engaged, in any unfair labour practice of any nature. There has never been any slowdown, work stoppage, labour dispute or union organising activity, or any similar activity or dispute, affecting the Company or any of its employees. There is not now pending, and no Person has threatened to commence, any such slowdown, work stoppage, labour dispute or union organising activity or any similar activity or dispute. No event has occurred, and no condition or circumstance exists, that might directly or indirectly give rise to or provide a basis for the commencement of any such slowdown, work stoppage, labour dispute or union organising activity or any similar activity or dispute.

                  (h) Excluding the application of general law in any of the following circumstances, the Company does not have:

                           (i) any existing service or other agreements with any officers, consultants or employees of the Company which cannot be fairly terminated by three months' notice or less without giving rise to a claim for damages or compensation; liability for compensation to ex-employees or ex-consultants;

                           (ii) obligation to re-instate or re-employ any ex-officer, ex-consultant or ex-employee of the Company;

                           (iii) policy, practice or obligation regarding redundancy payments to employees which is more generous than the applicable award(s) or legislation; or

                           (iv) any industrial agreement or enterprise agreement (whether registered or not) or plans to introduce any such agreement, that applies to any employee or officer of the Company.

         2.24     Benefit Plans

                  (a) Part 2.24 of the Disclosure Schedule sets out complete and accurate material details of all Relevant Schemes.

                  (b)      Subject to the disclosures in sub-clause 2.24(b) and
                           (c), the Company does not have any accrued liability, unfunded or contingent obligations in relation to any Relevant Scheme.

                  (c)      Subject to the disclosures in sub-clause 2.24(b) and
                           (c), the Company has made all occupational superannuation contributions required under any award or prescribed industrial agreement for its employees and has satisfied all laws. There is no superannuation guarantee charge or liability accrued or payable for employees.

                  (d) Each Relevant Scheme has at all times been administered under the relevant rules and/or trust document and (in the case of superannuation schemes) for the Relevant Scheme to qualify for the maximum income Tax concessions available to superannuation funds.

         2.25     Sale of Products; Performance of Services

                  (a) Each product or service that has been sold or performed by the Company to or for any Person:

                           (i) conformed and complied in all respects with the terms and requirements of any applicable warranty or other Contract and with all applicable Legal Requirements; and

                           (ii) was free of any design defects, construction defects or other defects or deficiencies at the time of sale.

                           All repair services and other services that have been performed by the Company were performed properly and in full conformity with the terms and requirements of all applicable warranties and other Contracts and with all applicable Legal Requirements.

                  (b) To the best of the Knowledge of the Vendors, the Company will not incur or otherwise become subject to any Liability arising directly or indirectly from any product sold, or any services performed by, the Company on or at any time prior to the Closing Date.

                  (c) No product developed or sold by the Company has been the subject of any recall or other similar action; and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such recall or other similar action relating to any such product.

                  (d) Except as set forth in Part 2.25 of the Disclosure Schedule, no customer or other Person has ever asserted or threatened to assert any claim against the Company:

                           (i) under or based upon any warranty provided by or on behalf of the Company; or

                           (ii) under or based upon any other warranty relating to any product sold by the Company or any services performed by the Company.

                           To the best of the Knowledge of the Vendors, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for the assertion of any such claim.

                  (e) The Company has in place, and has at all times had in place, an adequate and appropriate quality control system.

         2.26     Insurance

                  (a) Part 2.26 of the Disclosure Schedule accurately sets forth, with respect to each insurance policy maintained by or at the expense of, or for the direct or indirect benefit of the Company:

                           (i) the name of the insurance carrier that issued such policy and the policy number of such policy;

                           (ii) whether such policy is a "claims made" or an "occurrences" policy;

                           (iii) a description of the coverage provided by such policy and the material terms and provisions of such policy (including all applicable coverage limits, deductible amounts and co-insurance arrangements and any non-customary exclusions from coverage);

                           (iv) the annual premium payable with respect to such policy, and the cash value (if any) of such policy; and

                           (v) a description of any claims pending, and any claims that have been asserted in the past, with respect to such policy.

                  (b)      Part 2.26 of the Disclosure Schedule also identifies:

                           (i) each pending application for insurance that has been submitted by or on behalf of the Company; and

                           (ii)     each self-insurance or risk-sharing
                                    arrangement affecting the Company or any of its assets.

                  (c) The Company has delivered to the Purchaser accurate and complete copies of all of the insurance policies identified in Part 2.26 of the Disclosure Schedule (including all renewals thereof and endorsements thereto) and all of the pending applications identified in Part 2.26 of the Disclosure Schedule.

                  (d) Each of the policies identified in Part 2.26 of the Disclosure Schedule is valid, enforceable and in full force and effect, and has been issued by an insurance carrier that, to the best of the Knowledge of the Vendors, is solvent, financially sound and reputable. All of the information contained in the applications submitted in connection with said policies was (at the times said applications were submitted) accurate and complete, and all premiums and other amounts owing with respect to said policies have been paid in full on a timely basis. The nature, scope and dollar amounts of the insurance coverage provided by said policies are sufficient to adequately insure the Company's business, assets, operations, key employees, services and potential liabilities; and said insurance coverage is at least as comprehensive as the insurance coverage customarily maintained by Comparable Entities.

                  (e) Except as set forth in Part 2.26 of the Disclosure Schedule, there is no pending claim under or based upon any of the policies identified in Part 2.26 of the Disclosure Schedule; and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such claim.

                  (f)      The Company has not received:

                           (i) any notice or other communication (in writing or otherwise) regarding the actual or possible cancellation or invalidation of any of the policies identified in Part 2.26 of the Disclosure Schedule or regarding any actual or possible adjustment in the amount of the premiums payable with respect to any of said policies;

                           (ii) any notice or other communication (in writing or otherwise) regarding any actual or possible refusal of coverage under, or any actual or possible rejection of any claim under, any of the policies identified in Part 2.26 of the Disclosure Schedule; or

                           (iii) any indication that the issuer of any of the policies identified in Part 2.26 of the Disclosure Schedule may be unwilling or unable to perform any of its obligations thereunder.

         2.27     Related Party Transactions

                  Except as set forth in Part 2.27 of the Disclosure Schedule:

                  (a) no Related Party has, and no Related Party has at any time since incorporation of the Company had, any direct or indirect interest of any nature in any asset used in or otherwise relating to the business of the Company;

                  (b) no Related Party is, or has at any time since incorporation of the Company been, indebted to the Company;

                  (c) since incorporation of the Company, no Related Party has entered into, or has had any direct or indirect financial interest in, any Contract, transaction or business dealing of any nature involving the Company;

                  (d) no Related Party is competing, or has at any time incorporation of the Company competed, directly or indirectly, with the Company in any market served by the Company;

                  (e) no Related Party has any claim or right against the Company; and

                  (f) no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any claim or right in favour of any Related Party against the Company.

         2.28     Certain Payments, Etc.

                  Neither the Company, nor any officer, employee, agent or other Person associated with or acting for or on behalf of the Company, has at any time, directly or indirectly:

                  (a)      used any corporate funds:

                           (i) to make any unlawful political contribution or gift or for any other unlawful purpose relating to any political activity;

                           (ii)     to make any unlawful payment to any
                                    governmental official or employee; or

                           (iii) to establish or maintain any unlawful or unrecorded fund or account of any nature;

                  (b) made any false or fictitious entry, or failed to make any entry that should have been made, in any of the books of account or other records of the Company;

                  (c) made any payoff, influence payment, bribe, rebate, kickback or unlawful payment to any Person;

                  (d) performed any favour or given any gift which was not deductible for federal income tax purposes;

                  (e) made any payment (whether or not lawful) to any Person, or provided (whether lawfully or unlawfully) any favour or anything of value (whether in the form of property or services, or in any other form) to any Person, for the purpose of obtaining or paying for:

                           (i)      favourable treatment in securing business;
                                    or

                           (ii)     any other special concession; or

                  (f) agreed, committed, offered or attempted to take any of the actions described in clauses "(a)" through "(e)" above.

         2.29     Proceedings

                  (a) Except as set forth in Part 2.29 of the Disclosure Schedule, there is no pending Proceeding or investigation, and no Person has threatened to commence any Proceeding:

                           (i) that involves the Company or that otherwise relates to or might affect the Company's business or any of the assets owned or used by the Company (whether or not the Company is named as a party thereto); or

                           (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions.

                           Except as set forth in Part 2.29 of the Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.


                  (b) There is no Order to which the Company, or any of the assets owned or used by the Company, is subject that:

                           (i) may have an adverse effect on the Company's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or on any aspect or portion thereof) or on the ability of the Company or any of the Selling Shareholders to comply with or perform any covenant or obligation under any of the Transactional Agreements; or

                           (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

                  (c) To the best of the Knowledge of the Vendors, no officer or employee of the Company is subject to any Order that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to the Company's business.

         2.30     Brokers

                  Except for the disclosure noted in the Disclosure Schedule, neither the Company nor any of the Vendors have agreed or become obligated to pay, or has taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

         2.31     The Vendors

                  (a) In respect of each of the Vendors who are incorporated, they severally warrant that they are a corporation duly organised, validly existing and in good standing under the laws of the jurisdiction they are incorporated in and have all requisite corporate powers and authority to execute and deliver this Agreement and to carry out and perform their obligations under the Agreement and the Certificate. Each of the Vendors severally warrants that they have the capacity and financial capability to comply with and perform all of their covenants and obligations under each of the Transactional Agreements to which they are or may become a party.

                  (b)      None of the Vendors:

                           (i)      have at any time:

                                    (A)      made a general assignment for the
                                             benefit of creditors;

                                    (B)      filed, or had filed against it, any
                                             bankruptcy petition or similar
                                             filing;

                                    (C)      suffered the attachment or other
                                             judicial seizure of all or a
                                             substantial portion of its assets;

                                    (D)      admitted in writing its inability
                                             to pay its debts as they become
                                             due;

                                    (E)      been convicted of, or pleaded
                                             guilty to, any felony; or

                                    (F)      taken or been the subject of any
                                             action that may have an adverse
                                             effect on such its ability to
                                             comply with or perform any of its
                                             covenants or obligations under any
                                             of the Transactional Agreements; or

                           (ii) is subject to any Order that may have an adverse effect on its ability to comply with or perform any of its covenants or obligations under any of the Transactional Agreements.

                  (c) There is no Proceeding pending, and no Person has threatened to commence any Proceeding, that may have an adverse effect on the ability of any of the Vendors to comply with or perform any of its covenants or obligations under any of the Transactional Agreements. No event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

                  (d) Those of the Vendors that are corporations severally warrant that all corporate action on the part of the relevant Vendor, its officers, directors and shareholders necessary for the authorisation of this Agreement, the performance of all its obligations hereunder at the Closing and the sale and delivery of the Sale Shares it is selling has been taken or will be taken prior to the Closing. Each Vendor severally warrants that this Agreement constitutes the legal, valid and binding obligation of each of the Vendors, enforceable against each of the Vendors in accordance with its terms except to the extent that enforcement may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally and except to the extent that enforcement may be limited by the application of general equitable principles.

         2.32     Full Disclosure

                  (a) None of the Transactional Agreements contains or will contain any untrue statement of fact, and none of the Transactional Agreements omits or will omit to state any fact necessary to make any of the representations, warranties or other statements or information contained therein not misleading.

                  (b) Except as set forth in Part 2.32 of the Disclosure Schedule, there is no fact within the Knowledge of any of the Vendors (other than publicly known facts relating exclusively to political or economic matters of general applicability that will adversely affect all Comparable Entities) that:

                           (i) may have an adverse effect on the Company's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or on any aspect or portion thereof) or on the ability of any or all of the Vendors to comply with or perform any covenant or obligation under any of the Transactional Agreements; or

                           (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

                  (c) All of the historical information set forth in the Disclosure Schedule, and all other information regarding the Company and its business, condition, assets, liabilities, operations, financial performance, net income and, to the best Knowledge of the Vendors, prospects that has been furnished to the Purchaser or any of its Representatives by or on behalf of the Vendors or any of the Vendors' Representatives, is accurate and complete in all respects.

                  (d) The Vendors provided the Purchaser and the Purchaser's Representatives with full and complete access to all of the Company's records and other documents and data.

         2.33     Insolvency Events

                  (a) Liquidation/winding up/appointment of administrator or receiver etc.

                           The Company has not had:

                           (i)      a liquidator or provisional liquidator
                                    appointed;

                           (ii) a receiver, receiver and manager, trustee, controller, official manager or similar officer appointed;

                           (iii)    an administrator appointed, whether under
                                    Part 5.3A of the Corporations Law or
                                    otherwise; or

                           (iv) an application made for the appointment of an administrator, liquidator or provisional liquidator;

                           over all or part of the business, Assets or revenues of the Company and neither the Company nor its directors have passed a resolution for any such appointment; or

                           (v) an application made for the winding up of the Company.

                  (b)      Execution

                           No execution, distress or similar process has been levied upon or against all or any part of the business, Assets or revenues of the Company.

                  (c)      Schemes of arrangement

                           The Company has not:

                           (i) entered into or resolved to enter into any scheme of arrangement, composition, assignment for the benefit of, or other arrangement with its creditors or any class of creditors; or

                           (ii) proposed or had proposed on its behalf a reorganisation, moratorium, deed of company arrangement or other administration involving one or more of its creditors, or its winding up or dissolution.

                  (d)      Statutory demands

                           The Company has not received any demand under section 459E of the Corporations Law, or been taken to have failed to comply with a statutory demand as a result of the operation of section 459F(1) of the Corporations Law.

                  (e)      Solvency

                           The Company:

                           (i) is able to pay its debts as and when they fall due;

                           (ii) is not insolvent or presumed to be insolvent under any law; and

                           (iii) is not insolvent under administration as defined in section of the Corporations Law or has not taken any action which could result in that event.

                  (f)      Striking off

                           The Company:

                           (i) has not received a notice under sections 601AA or 601AB of the Corporations Law; and

                           (ii) has not been struck off the register of Companies or dissolved and there is no action proposed by the Australian Securities and Investments Commission to do so.

         2.34     Effect of Sale

                  Except as disclosed in part 2.34 of the Disclosure Schedule, neither the execution nor performance of this Agreement or a document to be executed at or before Closing will:

                  (a) result in the Company losing the benefit of any Governmental Authorisation or an asset, licence, grant, subsidy, right or privilege which it enjoys at the date of this Agreement in any jurisdiction; or

                  (b) conflict with, or result in a breach of, or give rise to an event of default under, or require the consent of a person under, or enable a person to terminate or relieve a person from an obligation under, an agreement, arrangement or obligation to which the Company is a party or a legal or administrative requirement in any jurisdiction.

3.       REPRESENTATIONS AND WARRANTIES OF PURCHASER

         The Purchaser represents and warrants, to and for the benefit of the Vendors, as follows:

         3.1      Acquisition of Shares

                  The Purchaser is not acquiring the Sale Shares with the current intention of making a public distribution thereof.

         3.2      Authority; Binding Nature of Agreement

                  (a) The Purchaser has the absolute and unrestricted right, power and authority to enter into and perform its obligations under this Agreement.

                  (b) The execution, delivery and performance of this Agreement by the Purchaser has been duly authorised by all necessary action on the part of the Purchaser and its board of directors.

                  (c) This Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

4.       PRE-CLOSING COVENANTS OF THE VENDORS

         4.1      Access and Investigation

                  The Vendors shall jointly and severally, ensure that, at all times during the Pre-Closing Period as and when reasonably requested:

                  (a) the Company and its Representatives provide the Purchaser and its Representatives with free and complete access to the Company's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company to enable the Purchaser to conduct its due diligence enquiries;

                  (b) the Company and its Representatives provide the Purchaser and its Representatives with such copies of existing books, records, Tax Returns, work papers and other documents and information relating to the Company as the Purchaser may request in good faith to enable the Purchaser to conduct its due diligence enquiries; and

                  (c) the Company and its Representatives compile and provide the Purchaser and its Representations with such additional financial, operating and other data and information regarding the Company as the Purchaser may request in good faith to enable the Purchaser to conduct its due diligence enquiries.

         4.2      Operation of Business

                  The Vendors shall jointly and severally ensure that, during the Pre-Closing Period:

                  (a) none of the Sale Shares are sold or otherwise transferred, or offered for sale, and thus no agreement or commitment is entered into (in writing or otherwise) to sell or otherwise transfer, any of the Sale Shares or any interest in or right relating thereto;

                  (b) it does not permit offer, agree or commit (in writing or otherwise) to permit, any of the Sale Shares to become subject, directly or indirectly, to any Encumbrance;

                  (c) the Company conducts its operations exclusively in the Ordinary Course of Business and in the same manner as such operations have been conducted prior to the date of this Agreement;

                  (d) the Company preserves intact its current business organisation, keeps available the services of its current officers and employees and maintains its relations and good will with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the Company;

                  (e) the Company keeps in full force all insurance policies identified in Part 2.26 of the Disclosure Schedule;

                  (f) the Company's officers confer regularly with the Purchaser concerning operational matters and otherwise report regularly to the Purchaser concerning the status of the Company's business, condition, assets, liabilities, operations, financial performance and prospects;

                  (g) the Company immediately notifies the Purchaser of any inquiry, proposal or offer from any Person relating to any Acquisition Transaction;

                  (h) the Company and its officers use their Best Efforts to cause the Company to operate profitably and to maximise its net income;

                  (i) the Company does not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares, and does not repurchase, redeem or otherwise reacquire any shares or other securities;

                  (j) the Company does not sell or otherwise issue any shares or any other securities;

                  (k) the Company does not amend its Constitution, and does not effect or become a party to any Acquisition Transaction, recapitalisation, reclassification of shares, share consolidation or division, capital reduction or share buy back or similar transaction;

                  (l) the Company does not form any subsidiary or acquire any equity interest or other interest in any other Entity;

                  (m) the Company does not make any capital expenditure, except for capital expenditures that are made in the Ordinary Course of Business and that, when added to all other capital expenditures made on behalf of the Company during the Pre-Closing Period, do not exceed A$10,000 in the aggregate;

                  (n) the Company does not enter into or permit any of the assets owned or used by the Company to become bound by any Contract, except for any Excluded Contract;

                  (o) the Company does not incur, assume or otherwise become subject to any Liability, except for current liabilities (of the type required to be reflected in the "liabilities" column of a balance sheet prepared in accordance with GAAP) incurred in the Ordinary Course of Business;

                  (p) the Company does not establish or adopt any Employee Benefit Plan, and does not pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

                  (q) the Company does not change any of its methods of accounting or accounting practices in any respect;

                  (r)      the Company does not commence any Proceeding;

                  (s) the Company does not enter into any transaction or take any other action of the type referred to in
                           Section 2.9;

                  (t) the Company does not enter into any transaction or take any other action outside the Ordinary Course of Business;

                  (u) the Company does not enter into any transaction or take any other action that might cause or constitute a Breach of any representation or warranty made by the Vendors in this Agreement or in the Closing Certificate; and

                  (v) the Company does not agree, commit or offer (in writing or otherwise), and does not attempt, to take any of the actions described in clauses "(a)" through "(v)" of this Section 4.2.

         4.3      Filings and Consents

                  To the extent applicable, the Vendors shall ensure that:

                  (a) each filing or notice required to be made or given (pursuant to any applicable Legal Requirement, Government Authorisation, Order or Contract, or otherwise) by the Company or the Vendors in connection with the execution and delivery of any of the Transactional Agreements or in connection with the consummation or performance of any of the Transactions (including each of the filings and notices identified in Part 2.20 of the Disclosure Schedule) is made or given as soon as possible after the date of this Agreement;

                  (b) each Consent required to be obtained (pursuant to any applicable Legal Requirement, Order or Contract, or otherwise) by the Company or the Vendors in connection with the execution and delivery of any of the Transactional Agreements or in connection with the consummation or performance of any of the Transactions (including each of the Consents identified in Part 2.20 of the Disclosure Schedule) is obtained as soon as possible after the date of this Agreement and remains in full force and effect through the Closing Date;

                  (c) the Company and the Vendors promptly delivers to the Purchaser a copy of each filing made, each notice given and each Consent obtained by them during the Pre-Closing Period; and

                  (d) during the Pre-Closing Period, the Vendors, the Company and their Representatives cooperate with the Purchaser and with the Purchaser's Representatives, and prepare and make available such documents and take such other actions as the Purchaser may request in good faith, in connection with any filing, notice or Consent that the Purchaser is required or elects to make, give or obtain.

         4.4      Notification; Updates to Disclosure Schedule

                  (a) During the Pre-Closing Period, the Vendors shall promptly notify the Purchaser in writing of:

                           (i) the discovery of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a Breach of any representation or warranty made by the Vendors in this Agreement;

                           (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a Breach of any representation or warranty made by the Vendors in this Agreement if:

                                    (A)      such representation or warranty had
                                             been made as of the time of the
                                             occurrence, existence or discovery
                                             of such event, condition, fact or
                                             circumstance; or

                                    (B)      such event, condition, fact or
                                             circumstance had occurred, arisen
                                             or existed on or prior to the date
                                             of this Agreement;

                           (iii) any Breach of any covenant or obligation of the Vendors; and

                           (iv) any event, condition, fact or circumstance that may make the timely satisfaction of any of the conditions set forth in Section 5 or
                                    Section 6 impossible or unlikely.

                  (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.4(a) requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Vendors shall promptly deliver to the Purchaser an update to the Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Disclosure Schedule for the purpose of:

                           (i) determining the accuracy of any of the representations and warranties made by the Vendors in this Agreement or in the Closing Certificate; or

                           (ii) determining whether any of the conditions set forth in Section 5 has been satisfied.

         4.5      No Negotiation

                  The Vendors shall ensure that, during the Pre-Closing Period, neither the Company nor any of the Company's Representatives directly or indirectly:

                  (a) solicits or encourages the initiation of any inquiry, proposal or offer from any Person (other than the Purchaser) relating to any Acquisition Transaction;

                  (b) participates in any discussions or negotiations with, or provides any non-public information to, any Person (other than the Purchaser) relating to any Acquisition Proposal; or

                  (c) considers the merits of any unsolicited inquiry, proposal or offer from any Person (other than the Purchaser) relating to any Acquisition Transaction.

         4.6      Best Efforts

                  During the Pre-Closing Period, each of the Vendors and the Company shall use its Best Efforts to cause the conditions set forth in Sections 5 and 6.3 to be satisfied on a timely basis.

         4.7      Confidentiality

                  The Vendors shall ensure that, during the Pre-Closing Period, and, in so far as the obligations relate to the Vendors alone, at all times after Closing:

                  (a) the Vendors, the Company and their Representatives keep strictly confidential the existence and terms of this Agreement;

                  (b) neither the Vendors, the Company nor any of their Representatives issues or disseminates any press release or other publicity or otherwise makes any disclosure of any nature (to any of the Company's suppliers, customers, landlords, creditors or employees or to any other Person) regarding any of the Transactions, except to the extent that the Company or the Vendors are required by law to make any such disclosure regarding the Transactions; and

                  (c) if the Company or the Vendors are required by law to make any disclosure regarding the Transactions, the Vendors advises the Purchaser, at least five business days before making such disclosure, of the nature and content of the intended disclosure and take into account the Purchaser's reasonable requirements relating to the preservation of confidentiality.

5.       CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO CLOSE

         The Purchaser's obligation to purchase the Sale Shares and to take the other actions required to be taken by the Purchaser at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Purchaser, in whole or in part, in accordance with Section 11.10):

         5.1      Accuracy of Representations

                  All of the representations and warranties made by the Vendors in this Agreement (considered collectively), and each of said representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time, without giving effect to any update to the Disclosure Schedule.

         5.2      Performance of Obligations

                  (a) The Vendors shall have delivered to the Purchaser the certificates representing all (and not less than all) of the Sale Shares as required by Section 1.3(b)(i) and the Vendors shall have executed and/or delivered each of the other documents required to be executed and/or delivered by them pursuant to Section 1.3(b) and (d) such that subject only to payment of stamp duty and the registration of the transfers of the Sale Shares by the Company, the Purchaser shall upon Closing become the registered holder of the entire issued share capital of the Company.

                  (b) All of the other covenants and obligations that the Vendors are required to comply with or to perform at or prior to the Closing (considered collectively), and each of said covenants and obligations (considered individually), shall have been duly complied with and performed in all material respects.

         5.3      Consents

                  To the extent applicable, each of the Consents identified in
                  Part 2.20 of the Disclosure Schedule shall have been obtained and shall be in full force and effect.

         5.4      No Adverse Change

                  There shall have been no adverse change in the Company's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or in any aspect or portion thereof) since the date of this Agreement.

         5.5      Additional Documents

                  Purchaser shall have received such other materials or evidence as the Purchaser, in good faith, may reasonably require for the purpose of:

                  (a) evidencing the accuracy of any representation or warranty made by the Vendors;

                  (b) evidencing the compliance by the Vendors with, or the performance by the Vendors of, any covenant or obligation set forth in this Agreement;

                  (c) evidencing the satisfaction of any condition set forth in this Section 5; or

                  (d) otherwise facilitating the consummation or performance of any of the Transactions.

         5.6      No Proceedings

                  Since the date of this Agreement, there shall not have been commenced or threatened against the Purchaser, or against any Person affiliated with the Purchaser, any Proceeding:

                  (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Transactions; or

                  (b) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

         5.7      No Claim Regarding Sale Shares Ownership or Sale Proceeds

                  No Person shall have made or threatened any claim asserting that such Person:

                  (a) may be the holder or the beneficial owner of, or may have the right to acquire or to obtain beneficial ownership of, any capital stock or other securities of the Company; or

                  (b)      may be entitled to all or any portion of the Purchase
                           Price.

         5.8      Novation of Lease Financings

         With effect from Closing, the obligations of the Company under the lease financings, listed in Part III of Exhibit G, shall be novated by deed of novation, on terms acceptable to the Purchaser.

         5.9      Trust Names and Vendors Names to be Changed

         With effect from Closing, the Vendors, the Diezel Interactive Class Income Unit Trust, the Dzign Visual Communications Class Income Unit Trust and Dzign Advertising Pty Ltd must change their respective names so that all or part of the name , "DZIGN" or "DIEZEL", or any confusingly similar word or words, are removed.

6.       CONDITIONS PRECEDENT TO THE VENDORS' AND COMPANY'S OBLIGATIONS TO CLOSE

         The Vendors' obligations to sell the Sale Shares and to take the other actions required to be taken by each of them at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Vendors, in whole or in part, in accordance with Section 11.10):

         6.1      Accuracy of Representations

                  All of the representations and warranties made by the Purchaser in this Agreement (considered collectively), and each of said representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time.

         6.2      Purchaser's Performance

                  All of the other covenants and obligations that the Purchaser is required to comply with or to perform pursuant to this Agreement at or prior to the Closing (considered collectively), and each of said covenants and obligations (considered individually), shall have been complied with and performed in all material respects.

         6.3      No Injunction

                  There shall not be in effect any injunction that shall have been entered by a court of competent jurisdiction since the date of this Agreement and that prohibits the sale of the Sale Shares by the Vendors to the Purchaser (or its nominee(s)).

7.       TERMINATION

         7.1      Termination Events

                  This Agreement may be terminated prior to the Closing:

                  (a)      by the Purchaser if:

                           (i) there is a material Breach of any covenant or obligation of any of the Vendors; or

                           (ii) the Purchaser reasonably determines that the timely satisfaction of any condition set forth in Section 5 has become impossible or impractical (other than as a result of any failure on the part of the Purchaser comply with or perform its covenants and obligations under this Agreement);

                  (b)      by the Vendors if:

                           (i) there is a material Breach of any covenant or obligation of the Purchaser; or

                           (ii) the Vendors reasonably determine that the timely satisfaction of any condition set forth in Section 6 has become impossible or impractical (other than as a result of any failure on the part of any of the Vendors to comply with or perform any covenant or obligation set forth in this Agreement);

                  (c) by the Purchaser at or after the Scheduled Closing Time if any condition set forth in Section 5 has not been satisfied or waived by the Scheduled Closing Time;

                  (d) by the Vendors at or after the Scheduled Closing Time if any condition set forth in Section 6 has not been satisfied or waived by the Scheduled Closing Time;

                  (e) by the Purchaser if the Closing has not taken place on or before 28 June, 2000 (other than as a result of any failure on the part of the Purchaser to comply with or perform its covenants and obligations under this Agreement);

                  (f) by the Vendors if the Closing has not taken place on or before 28 June, 2000 (other than as a result of the failure on the part of the Vendors to comply with or perform any covenant or obligation set forth in this Agreement); or

                  (g) by the mutual consent of the Purchaser and the Vendors.

         7.2      Termination Procedures

                  If the Purchaser wishes to terminate this Agreement pursuant to Section 7.1(a), Section 7.1(c) or Section 7.1(e), the Purchaser shall deliver to any Vendor a written notice stating that the Purchaser is terminating this Agreement and setting forth a brief description of the basis on which the Purchaser is terminating this Agreement. If the Vendors wishes to terminate this Agreement pursuant to Section 7.1(b), Section 7.1(d) or Section 7.1(f), the

                  Vendors shall deliver to the Purchaser a written notice signed by each of the Vendors and stating that the Vendors are terminating this Agreement and setting forth a brief description of the basis on which the Vendors are terminating this Agreement.

         7.3      Effect of Termination

                  If this Agreement is terminated pursuant to Section 7.1, all further obligations of the parties under this Agreement shall terminate, provided, however, that:

                  (a) no party shall be relieved of any obligation or other Liability arising from any Breach by such party of any provision of this Agreement; and

                  (b) the Vendors shall, in all events, remain bound by and continue to be subject to Section 4.8.

         7.4      Non-exclusivity of Termination Rights

                  The termination rights provided in Section 7.1 shall not be deemed to be exclusive. Accordingly, the exercise by any party of its right to terminate this Agreement pursuant to Section
                  7.1 shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such party may be entitled to exercise (whether under this Agreement, under any other Contract, under any statute, rule or other Legal Requirement, at common law, in equity or otherwise).

8.       INDEMNIFICATION, ETC.

         8.1      Survival of Representation and Covenants

                  (a) Subject to paragraph (d), the representations, warranties, covenants and obligations of each party shall survive (without limitation):

                           (i) the Closing, the sale of the Sale Shares to the Purchaser (or its nominee(s));

                           (ii) any sale or other disposition of any or all of the Sale Shares; and

                           (iii) any Acquisition Transaction effected by or otherwise involving the Purchaser, the Vendors or the Company.

                           All of said representations, warranties, covenants and obligations shall remain in full force and effect and shall survive for two years from the Closing Date.

                  (b) The representations, warranties, covenants and obligations of the Vendors, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or Knowledge of, any of the Indemnitees or any of their Representatives.

                  (c) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by the Vendors in this Agreement.

                  (d) The representations, warranties, covenants and obligations of the Vendors under this Agreement are limited to the extent that Vendors shall not be liable to the Purchaser:

                           (i)      for any claim which is less than $10,000;
                                    and

                           (ii) until all claims exceeding $10,000 in aggregate exceed $70,000 in which event the parties will be liable for the whole amount of the claims and not just the excess over $70,000.

         8.2      Indemnification by the Vendors

                  The Vendors shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and which arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

                  (a) any Breach of any representation or warranty made by the Vendors in this Agreement (without giving effect to any update to the Disclosure Schedule) or in the Closing Certificate;

                  (b) any Breach of any representation, warranty, statement, information or provision contained in the Disclosure Schedule or in any other document delivered or otherwise made available to the Purchaser or any of its Representatives by or on behalf of the Vendors or any of its Representatives;

                  (c) any Breach of any covenant or obligation of the Vendors;

                  (d) any Liability to which the Company or any of the other Indemnitees may become subject and that arises directly or indirectly from or relates directly or indirectly to any product manufactured or sold, or any service performed, by or on behalf of the Company on or at any time prior to the Closing Date;

                  (e) any Liability to which the Company or any of the other Indemnitees may become subject and that arises directly or indirectly from any amendment to the Company Returns.

                  (f)      any matter identified or referred to in Part 2.21 or
                           Part 2.29 of the Disclosure Schedule; or

                  (g) any Proceeding relating directly or indirectly to any Breach, alleged Breach, Liability or matter of the type referred to in clause "(a)", "(b)", "(c)", "(d)", or "(e)" above (including any Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 8), providing the Proceeding is successful.

                  The indemnity contained in this clause 8.2 shall remain in full force and effect and shall survive for two years from the Closing Date. For the avoidance of doubt, this indemnity may be relied on by the Purchaser if an action or Proceeding is commenced within two of the Closing Date, but continues after the indemnity expires.

         8.3      Right to Require Cure of Breach

                  Without limiting the generality of anything contained in
                  Section 8.2, if there is any Breach of any representation or warranty made by the Vendors, then the Vendors shall be obligated to pay such amounts to the Company and take such other actions as the Purchaser may in good faith request for the purpose of causing such Breach to be corrected, cured and eliminated in all respects (at no cost to the Company or the Purchaser).

         8.4      No Contribution

                  Each of the Vendors waives, and acknowledges and agrees that it shall not have and shall not exercise or assert or attempt to exercise or assert, any right of contribution or right of indemnity or any other right or remedy against the Company or any of its employees, officers or agents in connection with any indemnification obligation or any other Liability to which any of the Vendors may become subject under any of the Transactional Agreements or otherwise in connection with any of the Transactions.

         8.5      Interest

                  Any party that is required to indemnify any other Person pursuant to this Section 8 with respect to any Damages shall also be required to pay such other Person interest on the amount of such Damages (for the period commencing as of the date on which such other Person first incurred or otherwise became subject to such Damages and ending on the date on which the applicable indemnification payment is made by such party) at the applicable rate of interest as applied by the Supreme Court of New South Wales from time to time.

         8.6      Setoff

                  In addition to any rights of setoff or other rights that the Purchaser or any of the other Indemnitees may have at common law or otherwise, the Purchaser shall have the right to set off any amount that may be owed to any Indemnitee under this Section 8 against any amount otherwise payable by any Indemnitee to the Agent or any of the Selling Shareholders.

         8.7      Non-exclusivity of Indemnification Remedies

                  The indemnification remedies and other remedies provided in this Section 8 shall not be deemed to be exclusive. Accordingly, the exercise by any Person of any of its rights under this Section 8 shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such Person may be entitled to exercise (whether under this Agreement, under any other Contract, under any statute, rule or other Legal Requirement, at common law, in equity or otherwise).

         8.8      Defence of Third Party Claims

                  In the event of the assertion or commencement by any Person of any claim or Proceeding (whether against the Company, against any other Indemnitee or against any other Person) with respect to which the Vendors may become obligated to indemnify, hold harmless, compensate or reimburse any Indemnitee pursuant to this Section 8, the Purchaser may proceed with the defence of such claim or Proceeding on its own, or if the Vendors so elect, with the participation of the Vendors, on the following basis:

                  (i) all reasonable expenses relating to the defence of such claim or Proceeding (whether or not incurred by the Purchaser) shall be borne and paid exclusively by the Vendors;

                  (ii) the Vendors shall make available to the Purchaser any documents and materials in the possession or control of any of the Vendors that may be necessary to the defence of such claim or Proceeding;

                  (iii) the Purchaser shall keep the Vendors informed of all material developments and events relating to such claim or Proceeding; and

                  (iv) the Purchaser shall have the right to settle, adjust or compromise such claim or Proceeding with the consent of the Vendors; provided, however, that the Vendors shall not unreasonably withhold such consent.

                  (v) For the avoidance of doubt, in the event that the Purchaser elects to proceed with the defence of a claim or Proceeding, the Purchaser shall have an unfettered discretion to run the defence as it sees fit, but shall consider any matters raised by the Vendors in the event that the Vendors elect to participate in the defence of the claim or Proceeding.

         8.9      Exercise of Remedies by Indemnitees other than Purchaser

                  No Indemnitee (other than the Purchaser or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless the Purchaser (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

         8.11     Lease Financings

                  The Vendors shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse any of the Indemnitees for, any damages which are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject at any time (regardless of whether or not such damages relate to any third party claim) and which arise directly or indirectly from a direct or as an indirect result of, or are directly or indirectly connected with, the Company having breached any of the Lease Financing Agreements, listed in Part III of Exhibit G, prior to the date of this Agreement.

         8.12     Directors' or Shareholders' Loans

                  The Vendors shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse any of the Indemnitees for, any damages or payments which are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject at any time (regardless of whether or not such damages relate to any third party claim) and which arise directly or indirectly from a direct or as an indirect result of, or are directly or indirectly connected with, any loan by or to the Company in respect of a director or past director, or shareholder or past shareholder of the Company, not having been discharged, in full and final settlement, with no further recourse against the Company or any of its employees or officers, at the Completion Date.

         8.13     Legal Ownership of Assets

                  The Vendors shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse any of the Indemnitees for, any damages or payments which are directly or indirectly suffered or incurred by any of the indemnities or to which any of the indemnities may otherwise become subject at any time (regardless of whether or not damages relate to any third party claim) and which arise directly or indirectly from a direct or as an indirect result of, or are directly or indirectly connected with, any assets used in the Business of the Company being transferred from:

                  (a) Diezel Interactive Pty Ltd, as trustee for the Diezel Interactive Class Income Unit Trust, settled 14 July 1999;

                  (b) Dzign Visual Communications Pty Ltd, as trustee for the Design Visual Communication Class Income Unit Trust, settled 14 July 1999; or

                  (c) Dzign Advertising Pty Ltd as trustee for the Dzign Trust, settled 24 June 1997,

                  to the Company at the Completion Date.

         8.14     Software Licences

                  The Vendors shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse any of the Indemnitees for, any damages or payments which are directly or indirectly suffered or incurred by any of the indemnities or to which any of the indemnities may otherwise become subject at any time (regardless of whether or not damages relate to any third party claim) and which arise directly or indirectly from a direct or as an indirect result of, or are directly or indirectly connected with:

                  (a) the costs, fees penalties or fines associated with obtaining any software licences required to operate the Business of the Company that were not obtained by the Vendors immediately prior to Closing; and

                  (b) any liability of, or claim or proceeding brought against, the Purchaser by reason of the Vendors failing to obtain any software licence that is required to operate the Business of the Company immediately prior to Closing.

9.       RESTRICTION OF THE VENDORS

         9.1      General obligations

                  Each of the Vendors, must not directly or indirectly, whether solely or jointly with any other person:

                  (a) for a period of two years after the Closing Date shall not carry on or be engaged or involved in any trade, business or undertaking which is in direct competition with the Company either on its own account or in conjunction with or on behalf of any person, firm or company carry on or be engaged, concerned or interested, directly or indirectly, whether as shareholder, director, employee, partner, agent or otherwise in carrying on any business carried on by the Company within such preceding year other than:

                           (i) as a holder of not more than 5 per cent (5%) of the issued shares or debentures of any company listed on a recognised stock exchange; or

                           (ii) where a Vendor is employed or otherwise engaged in the provision of services to the Government following cessation of employment with the Company and the provision of those services does not compete with the business of the Company;

                  (b) use or disclose, or permit any other person to use or disclose any Confidential Information (not being information which is or becomes available to the public other than by reason of a breach of this clause);

                  (c) for a period of two years after the Closing Date, canvass, solicit, or entice away from the Company the custom of any person, firm, company or organisation who as at Completion was a client, customer, identified prospective customer, representative or agent or correspondent of the Company, or in the habit of dealing with the Company or enter into any contract for sale and purchase or accept business from any such person, firm, company or organisation in a business area in which the Company competes;

                  (d) use or register a name or trade mark, which includes all or part of the name "AVONSLEIGH", "DZIGN" or "DIEZEL" or any confusingly similar word or words in such a way as to be capable of or likely to be confused with the above name, and shall use its best endeavours to procure that no such name or trade mark shall be used by any person, firm or company with which he is connected;

                  (e) it will not at any time hereafter make use of or disclose or divulge to any person (other than to officers or employees of the Company whose province it is to know the same) any information (other than any information properly available to the public or disclosed or divulged pursuant to an order of a court of competent jurisdiction) relating to the Company, the identity of its customers and suppliers, its products, finance, contractual arrangements, business or methods of business and shall use its best endeavours to prevent the publication or disclosure of any such information;

                  (f) if, in connection with the business or affairs the Company, it shall have obtained trade secrets or other confidential information belonging to any third party under an agreement purporting to bind the Company which contained restrictions on disclosure it will not without the previous written consent of the board of directors of the Purchaser at any time infringe or take any action which would or might result in an infringement of such restrictions;

         9.2      Restraints fair and reasonable

                  The Vendors acknowledge that:

                  (a) the covenants given in Section 9.1 are material to the Purchaser's decision to enter into this Agreement; and

                  (b)      the restraints contained in Section 9.1 are:

                           (i) fair and reasonable regarding the subject matter, area and duration; and

                           (ii) reasonably required by the Purchaser to protect the business, financial and proprietary interests of the Company.

         9.3      Severability

                  Each of the obligations set out in Section 9.1 is severable and independent so that if Section 9.1 or any part or provision of it is unenforceable then that Section or that part will be deemed eliminated or modified to the minimum extent necessary to make this Agreement or that clause or part enforceable.


         9.4      Vendors to Procure

                  The Vendors shall procure that each of their subsidiaries, holding companies and any other affiliated companies will observe the restrictions contained in the foregoing provisions of this Section 9 and that their respective employees, officers and agents, excluding ex-employees, ex-officers and ex-agents, will observe the restrictions contained in this Clause.

         9.5      Exceptions

                  Nothing in this Section 9 will restrict, effect or prevent the Vendors holding interests in not more than 5% of the issued shares or debentures of any company listed on a recognised stock exchange.

10.      GUARANTEES OF DIRECTORS

         10.1     Best Endeavours

                  The Company shall use its best endeavours to procure the release, discharge or replacement of the persons listed in
                  Part I of Exhibit G from the guarantees and indemnities described in Part II of Exhibit G (the "Guarantees").

         10.2     Indemnity

                  Pending the release, discharge or replacement of the persons listed in Part I of Exhibit G from the Guarantees, the Company shall indemnify each person listed in Part I of Exhibit H against all costs, claims and demands (collectively, "Losses") suffered or incurred by each such person by reason of being a guarantor under any Guarantee but excluding Losses suffered or incurred in relation to acts or omissions occurring on or before Closing.

11.      MISCELLANEOUS PROVISIONS

         11.1     Further Assurances

                  Each party hereto shall execute and/or cause to be delivered to each other party hereto such instruments and other documents, and shall take such other lawful actions within its power, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the Transactions.

         11.2     Fees, Expenses and Stamp Duty

                  (a) Each party shall bear its own expenses of and incidental to the negotiation leading to the entering into of this Agreement all the Transaction Agreement, and the preparation, execution and performance of such agreement. All stamp duties assessed or assessable on the transfer of the Sale Shares to the Purchaser shall be borne by the Purchaser.

                  (b) The Purchaser shall bear up to A$7,000 of stamp duty assessed or assessable on the transfer of the assets from Diezel Interactive Pty Ltd, as trustee for the Diezel Interactive Class Income Trust, settled 14 July 1999 for the Dzign Visual Communications Pty Ltd, as trustee for the Dzign Visual Communication Class Income Unit Trust to the Company. The Vendors are jointly and severally liable for all stamp duties assessed or assessable above A$7,000.

         11.3     Attorneys' Fees

                  If any legal action or other legal proceeding relating to any of the Transactional Agreements or the enforcement of any provision of any of the Transactional Agreements is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements on a party/party basis (in addition to any other relief to which the prevailing party may be entitled).

         11.4     Notices

                  Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile number set forth beneath the name of such party below (or to such other address or facsimile number as such party shall have specified in a written notice given to the other parties hereto):

                  If to the Vendors:      c/- Kliger Partners, Lawyers
                                          Level 2
                                          280 Queen Street
                                          Melbourne  VIC  3000

                                          Attention: Roger Rothfield
                                          Facsimile: (61-3) 8600-8888

                  If to the Purchaser:    Asia Online - Australia Pty Ltd
                                          16/F, One International Finance
                                           Centre, No. 1
                                          Harbour View Street, Central,
                                           Hong Kong

                                          Attention: Mr. Ed. Roberto/George Lee
                                          Facsimile: (852) 2882 4468

         11.5     Headings

                  The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         11.6     Counterparts

                  This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

         11.7     Governing Law; Venue

                  (a) This Agreement and all definitive Agreements contained herein shall be construed in accordance with, and governed in all respects by, the laws of New South Wales.

                  (b) Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New South Wales.

                  (c) The Vendors agree that, if any Proceeding is commenced against any Indemnitee by any Person in or before any court or other tribunal anywhere in the world, then such Indemnitee may proceed against the Vendors in such court or other tribunal with respect to any indemnification claim or other claim arising directly or indirectly from or relating directly or indirectly to such Proceeding or any of the matters alleged therein or any of the circumstances giving rise thereto.

                  (d) Nothing contained in Section 11.7(b) or 11.7(c) shall be deemed to limit or otherwise affect the right of any Indemnitee to commence any legal proceeding or otherwise proceed against the Vendors in any other forum or jurisdiction.

         11.8     Successors and Assigns

                  This Agreement shall be binding upon the Vendors and the Purchaser and their respective successors and assigns (if any). This Agreement shall inure to the benefit of the Purchaser, the other Indemnitees (subject to Section 8.9), and the respective successors and assigns (if any) of the foregoing. The Purchaser may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 8), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person.

         11.9     Remedies Cumulative; Specific Performance

                  The rights and remedies of the parties hereto shall be cumulative (and not alternative). The Vendors agree that:

                  (a) in the event of any Breach or threatened Breach by any one or more of the Vendors of any covenant, obligation or other provision set forth in this Agreement, the Purchaser shall be entitled (in addition to any other remedy that may be available to
                           it) to:

                           (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and

                           (ii) an injunction restraining such Breach or threatened Breach; and

                  (b) neither the Purchaser nor any other Indemnitee shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Proceeding.

         11.10    Waiver

                  (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy, and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

                  (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person, and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         11.11    Amendments

                  This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Purchaser and the Vendors.

         11.12    Severability

                  In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

         11.13    Parties in Interest

                  Except for the provisions of Section 8 hereof, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

         11.14    Entire Agreement

                  The Transactional Agreements set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof.

         11.15    Construction

                  (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

                  (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                  (c) As used in this Agreement, the words "include" and "including", and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation".

                  (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

         11.16    Diezel Interactive Pty Ltd Trust Representations and
                  Warranties

                  Diezel Interactive Pty Ltd represents and warrants to each other party that:

                  (a)      it is the only trustee of the Trust;

                  (b)      it has the power under the Trust Deed to:

                           (i)      execute and deliver this Agreement; and

                           (ii)     perform its obligations under this
                                    Agreement;

                  (c)      all action required by the Trust Deed to authorise:

                           (i)      its execution and delivery of this
                                    Agreement to which it is a party; and

                           (ii) the performance of its obligations under this Agreement, has been taken;

                  (d) the execution by it of this Agreement to which it is a party and the performance by it of its obligations or the exercise of its rights under this Agreement does not contravene the Trust Deed;

                  (e) no action is currently taking place or pending to remove it as trustee of the Trust or appoint a new or additional trustee of the Trust;

                  (f) it has entered into this Agreement in its capacity as trustee of the Trust and for the benefit of the Beneficiary;

                  (g) it has a right to be fully indemnified out of the Trust Fund in respect of the obligations incurred by it under the Transactional Agreements and it has not released, disposed of or restricted its equitable lien over the Trust Fund which secures that indemnity;

                  (h)      it is not and has never been in breach of the Trust
                           Deed;

                  (i) it and its directors, officers, employees and agents have complied with their obligations in connection with the Trust;

                  (j) the Trust has not been terminated and no action is pending to terminate the Trust;

                  (k) the Beneficiary is not presently entitled to any of the assets of the Trust.

                  In this Section 11.16:

                  "BENEFICIARY" means any beneficiary or beneficiaries of the Trust;

                  "TRUST" means the deed of trust dated 14 July 1999 as constituted under the Trust Deed;

                  "TRUST DEED" means the Diezel Interactive Class Income Unit Trust; and

                  "TRUST FUND" means the property which is at any time subject to the Trust.

         11.17 Diezel Visual Communications Pty Ltd Trust Representations and Warranties

                  Dzign Visual Communications Pty Ltd represents and warrants to each other party that:

                  (a)      it is the only trustee of the Trust;

                  (b)      it has the power under the Trust Deed to:

                           (i)      execute and deliver this Agreement; and

                           (ii)     perform its obligations under this
                                    Agreement;

                  (c)      all action required by the Trust Deed to authorise:

                           (i)      its execution and delivery of this
                                    Agreement to which it is a party; and

                           (ii) the performance of its obligations under this Agreement, has been taken;

                  (d) the execution by it of this Agreement to which it is a party and the performance by it of its obligations or the exercise of its rights under this Agreement does not contravene the Trust Deed;

                  (e) no action is currently taking place or pending to remove it as trustee of the Trust or appoint a new or additional trustee of the Trust;

                  (f) it has entered into this Agreement in its capacity as trustee of the Trust and for the benefit of the Beneficiary;

                  (g) it has a right to be fully indemnified out of the Trust Fund in respect of the obligations incurred by it under the Transactional Agreements and it has not released, disposed of or restricted its equitable lien over the Trust Fund which secures that indemnity;

                  (h)      it is not and has never been in breach of the Trust
                           Deed;

                  (i) it and its directors, officers, employees and agents have complied with their obligations in connection with the Trust;

                  (j) the Trust has not been terminated and no action is pending to terminate the Trust;

                  (k) the Beneficiary is not presently entitled to any of the assets of the Trust.

                  In this Section 11.17:

                  "BENEFICIARY" means any beneficiary or beneficiaries of the Trust;

                  "TRUST" means the deed of trust dated 14 July 1999 as constituted under the Trust Deed;

                  "TRUST DEED" means the Dzign Visual Communications Class Income Unit Trust; and

                  "TRUST FUND" means the property which is at any time subject to the Trust.

The parties hereto have caused this Agreement to be executed and delivered as of the date stated at the commencement hereof.

SIGNED for and on behalf of            )
ASIA ONLINE - AUSTRALIA PTY LTD        )
by its duly authorised representative  )
in the presence of:                    )


/s/ JO JO YU                             /s/ KEVIN H. RANDOLPH
------------                             ---------------------
Signature of witness                     Signature of authorised representative


Jo Jo Yu                                 Kevin H. Randolph
--------                                 -----------------
Name of witness (please print)           Name of authorised representative
                                         (please print)

SIGNED for and on behalf of            )
DIEZEL INTERACTIVE PTY LTD AS TRUSTEE  )
FOR THE DIEZEL INTERACTIVE CLASS       )
INCOME UNIT TRUST                      )
by its duly authorised representative  )
in the presence of:                    )


/s/ ROGER ROTHFIELD                      /s/ J.L. ROBERTS
-------------------                      ----------------
Signature of witness                     Signature of authorised representative


Roger Rothfield                          J.L. Roberts
---------------                          ------------
Name of witness (please print)           Name of authorised representative
                                         (please print)

SIGNED for and on behalf of            )
DZIGN VISUAL COMMUNICATIONS            )
PTY LTD AS TRUSTEE FOR THE DZIGN       )
VISUAL COMMUNICATIONS CLASS            )
INCOME UNIT TRUST                      )
by it duly authorised representative   )
in the presence of:                    )


/s/ ROGER ROTHFIELD                      /s/ J.L. ROBERTS
-------------------                      ----------------
Signature of witness                     Signature of authorised representative


Roger Rothfield                          J.L. Roberts
---------------                          ------------
Name of witness (please print)           Name of authorised representative
                                         (please print)



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
                                   EXHIBIT A

                              CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

ACQUISITION TRANSACTION       "Acquisition Transaction" shall mean any
                              transaction involving:

                              (a) the sale or other disposition of all or any portion of the Company's business or assets (other than in the Ordinary Course of Business);

                              (b)  the issuance, sale or other disposition of:

                                   (i)   any capital stock of the Company;

                                   (ii)  any option, call, warrant or right
                                         (whether or not immediately
                                         exercisable) to acquire any capital
                                         stock of the Company; or

                                   (iii) any security, instrument or obligation
                                         that is or may become convertible into
                                         or exchangeable for any capital stock
                                         of the Company; or

                              (c)  any merger, consolidation, business
                                   combination, share exchange, reorganisation or similar transaction involving the Company.

AGREEMENT                     "Agreement" shall mean the Share Purchase
                              Agreement to which this Exhibit A is attached
                              (including the Disclosure Schedule), as it may be amended from time to time.

BEST EFFORTS                  "Best Efforts" shall mean the efforts that a
                              prudent Person desiring to achieve a particular result would use in order to ensure that such result is achieved as expeditiously as possible.

BREACH There shall be deemed to be a "Breach" of a representation, warranty, covenant, obligation or other provision if there is or has been:

                              (a)  any inaccuracy in or breach of, or any
                                   failure to comply with or perform, such
                                   representation, warranty, covenant,
                                   obligation or other provision; or



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
                                 (b) any claim (by any Person) or other
                                     circumstance that is inconsistent with such representation, warranty, covenant, obligation or other provision; and the term "Breach" shall be deemed to refer to any such inaccuracy, breach, failure, claim or circumstance.

BUSINESS                         "Business" means the activities carried on by:

                                 (a) Diezel Interactive Pty Ltd, as trustee for
                                     the Diezel Interactive Class Income Unit
                                     Trust;

                                 (b) Dzign Visual Communications Pty Ltd, as
                                     trustee for the Dzign Visual Communications
                                     Class Income Unit Trust; and

                                 (c) Dzign Advertising Pty Ltd, as trustee for
                                     the Dzign Trust,

                                 immediately prior to Closing and involving the provision of advertising services, graphic design services and internet services.

BUSINESS DAY                     "Business day" means a day (excluding Saturday)
                                 when banks are open for business in both Hong
                                 Kong and New South Wales.

CLOSING                          "Closing" shall have the meaning specified in
                                 Section 1.3(a) of the Agreement.

CLOSING CERTIFICATE              "Closing Certificate" shall have the meaning
                                 specified in Section 1.3(b)(ix) of the
                                 Agreement.

CLOSING DATE                     "Closing Date" shall have the meaning specified
                                 in Section 1.3(a) of the Agreement.

COMPANY CONTRACT                 "Company Contract" shall mean any Contract:

                                 (a) to which the Company is a party;

                                 (b) by which the Company or any of its assets
                                     is or may become bound or under which the Company has, or may become subject to, any obligation; or

                                 (c) under which the Company has or may acquire
                                     any right or interest.

COMPANY FINANCIAL STATEMENTS     "Company Financial Statements" shall have the
                                 meaning specified in Section 2.8(a) of the Agreement.

COMPANY PLAN                     "Company Plan" shall mean any Current Benefit
                                 Plan or Past Benefit Plan.

COMPANY RETURNS                  "Company Returns" shall have the meaning
                                 specified in Section 2.22(b) of the Agreement.

COMPARABLE ENTITIES              "Comparable Entities" shall mean Entities
                                 (other than the Company) that are engaged in businesses similar to the Company's business.

CONSENT "Consent" shall mean any approval, consent, ratification, permission, waiver or authorisation (including any Governmental Authorisation).

CONTRACT "Contract" shall mean any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.

CURRENT BENEFIT PLAN             "Current Benefit Plan" shall mean any employee
                                 benefit plan that is currently in effect and:

                                 (a) that was established or adopted by the
                                     Company or is maintained or sponsored by the Company;

                                 (b) in which the Company participates;

                                 (c) with respect to which the Company is or may
                                     be required or permitted to make any
                                     contribution; or

                                 (d) with respect to which the Company is or may
                                     become subject to any Liability.

DAMAGES "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.

DISCLOSURE SCHEDULE              "Disclosure Schedule" shall mean the schedule
                                 (dated as of the date of the Agreement)
                                 delivered to the

                                 Purchaser on behalf of the Vendors, a copy of which is attached to the Agreement and incorporated in the Agreement by reference.

ENCUMBRANCE                      "Encumbrance" shall mean any lien, pledge,
                                 hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, pre-emptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection or retention of title, condition or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

ENTITY "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organisation or entity.

EXCLUDED CONTRACT                "Excluded Contract" shall mean any Company
                                 Contract that:

                                 (a) the Company has entered into in the
                                     Ordinary Course of Business;

                                 (b) has a term of less than 90 days or may be
                                     terminated by the Company (without penalty) within 90 days after the delivery of a termination notice by the Company; and

                                 (c) does not contemplate or involve the payment
                                     of cash or other consideration in an amount or having a value in excess of A$10,000.

GAAP "GAAP" shall mean the accounting standards applicable for the purposes of the Corporations Law; the requirements of the Corporations Law for the preparation and content of financial statements, directors' reports and auditor's reports; and generally

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
                                 accepted and consistently applied accounting principles and practices in Australia, except those inconsistent with any of the foregoing.

GOVERNMENTAL AUTHORISATION       "Governmental Authorisation" shall mean any:

                                 (a) permit, license, certificate, franchise,
                                     concession, approval, consent,
                                     ratification, permission, clearance,
                                     confirmation, endorsement, waiver,
                                     certification, designation, rating,
                                     registration, qualification or
                                     authorisation that is, has been or may in the future be issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or

                                 (b) right under any Contract with any
                                     Governmental Body.

GOVERNMENTAL BODY                "Governmental Body" shall mean any:

                                 (a) commonwealth, state, province, nation,
                                     principality, territory, county,
                                     municipality, district or other
                                     jurisdiction of any nature;

                                 (b) federal, state, local, municipal, foreign
                                     or other government;

                                 (c) governmental or quasi-governmental
                                     authority of any nature (including any
                                     governmental division, subdivision,
                                     department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organisation, unit, body or Entity and any court or other tribunal);

                                 (d) multi-national organisation or body; or

                                 (e) individual, Entity or body exercising, or
                                     entitled to exercise, any executive,
                                     legislative, judicial, administrative,
                                     regulatory, police, military or taxing
                                     authority or power of any nature.

INDEMNITEES                      The Purchaser, its shareholders and
                                 subsidiaries and after Closing, the Company, and their respective directors officers and agents.

KNOWLEDGE                        An individual shall be deemed to have
                                 "Knowledge" of a particular fact or other matter if:


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
                              (a) such individual is actually aware of such fact or other matter; or

                              (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a diligent and comprehensive investigation concerning the truth or existence of such fact or other matter.

                              The Vendors shall be deemed to have "Knowledge" of a particular fact or other matter if any officer, employee or other Representative of the Vendors has Knowledge of such fact or other matter.

LEGAL REQUIREMENT             "Legal Requirement" shall mean any federal,
                              state, local, municipal, foreign or other law, statute, legislation, Constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation that is, has been or may in the future be issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

LIABILITY                     "Liability" shall mean any debt, obligation, duty
                              or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

MATERIAL ADVERSE EFFECT       For the purposes of the Agreement, "Material
                              Adverse Effect" as it applies to the Company or Purchaser means an adverse effect on the business, operations, revenue (on an annualized basis) condition (financial or otherwise), assets or prospects of the Company or Purchaser, taken as a whole, which is material. For purposes of this Agreement, documents, objects, effects, conditions, events or occurrences shall be deemed
                              "material" if they involve amounts, or result in

                              Purchaser Damages (as hereinafter defined), in excess of A$25,000 (or equivalent in any other currency) individually or when aggregated with other Purchaser Damages incurred due to a breach of a representation or warranty by the Vendors or if they in any way materially and adversely affect the value of, or the Company's rights, title or interest in, any of its assets. For purposes of this Agreement, "Purchaser Damages" means any material loss, expense, liability, or other damages, including the reasonable costs of investigation, interest, penalties and attorney's and accountant's fees.

ORDER                         "Order" shall mean any:

                              (a)    order, judgment, injunction, edict,
                                     decree, ruling, pronouncement,
                                     determination, decision, opinion, verdict, sentence, subpoena, writ or award that is, has been or may in the future be issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or

                              (b) Contract with any Governmental Body that is, has been or may in the future be entered into in connection with any Proceeding.

ORDINARY COURSE OF BUSINESS   An action taken by or on behalf of the Company
                              shall not be deemed to have been taken in the "Ordinary Course of Business" unless:

                              (a) such action is recurring in nature, is consistent with the Company's past practices and is taken in the ordinary course of the Company's normal day-to-day operations;

                              (b) such action is taken in accordance with sound and prudent business practices;

                              (c)    such action is not required to be
                                     authorised by the Company's shareholders, the Company's board of directors or any committee of the Company's board of directors and does not require any other separate or special authorisation of any nature; and

                              (d)    such action is similar in nature and
                                     magnitude to actions customarily taken,
                                     without any separate or special
                                     authorisation, in the ordinary course of






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
                                     the normal day-to-day operations of other
                                     Entities that are engaged in businesses
                                     similar to the Company's business.

PAST BENEFIT PLAN                "Past Benefit Plan" shall mean any employee
                                 benefit plan (other than a Current Benefit
                                 Plan):

                                 (a) which the Company has at any time
                                     established, adopted, maintained or
                                     sponsored;

                                 (b) in which the Company has ever participated;

                                 (c) with respect to which the Company has ever
                                     made, or has ever been required or
                                     permitted to make, any contribution; or

                                 (d) with respect to which the Company has ever
                                     been subject to any Liability.

PERSON "Person" shall mean any individual, Entity or Governmental Body.

PRE-CLOSING PERIOD               "Pre-Closing Period" shall mean the period
                                 commencing as of the date of the Agreement and ending on the Closing Date.

PROCEEDING                       "Proceeding" shall mean any action, suit,
                                 litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation that is, has been or may in the future be commenced, brought, conducted or heard by or before, or that otherwise has involved or may involve, any Governmental Body or any arbitrator or arbitration panel.

PROPRIETARY ASSET                "Proprietary Asset" shall mean any patent,
                                 patent application, trademark (whether
                                 registered or unregistered and whether or not relating to a published work), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, franchise, system, domain name or internet address, computer software, invention, design, blueprint, proprietary product, technology, proprietary right or other intellectual property right or intangible asset.

PROPRIETARY INFORMATION AND   "Proprietary Information and Inventions Deed"
INVENTIONS DEED               shall mean the proprietary information and
                              inventions deed in the form attached as Exhibit H;

PURCHASE PRICE                "Purchase Price" shall have the meaning specified
                              in Section 1.2 of the Agreement.

RELATED PARTY                 Each of the following shall be deemed to be a
                              "Related Party";

                              (a)    the Vendors;

                              (b) each individual who is, or who has at any time been, an officer of the Vendors;

                              (c) each member of the family of each of the parties who are individuals referred to in clauses "(a)" and "(b)" above; and

                              (d) any Entity in which any one of the parties referred to in clauses "(a)", "(b)" and "(c)" above holds (or in which more than one of such parties collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.

RELEVANT SCHEME               "Relevant Scheme" shall mean all superannuation
                              schemes, retirement benefit schemes or other pension schemes or arrangements; and all employment benefit plans, programs or arrangements including medical, dental or life insurance to which the Company or any of its subsidiaries is a party or which the Company or any of its subsidiaries makes available or obtains for its officers or employees or former officers or employees;

REORGANISATION TRANSACTIONS   "Reorganisation Transactions" means the disposal
                              by the Vendors of their respective businesses and assets to the Company pursuant to various business acquisition agreements between the
                              Vendors and the Company executed and completed on or about the date hereof;

REPRESENTATIVES               "Representatives" shall mean officers, directors,
                              employees, agents, attorneys, accountants, advisors and representatives.

SALE SHARES                   "Sale Shares" shall have the meaning as specified
                              in the Recitals to the Agreement.

SCHEDULED CLOSING TIME        "Scheduled Closing Time" shall have the meaning
                              specified in Section 1.3(a) of the Agreement.

"SUBSIDIARY"                  "subsidiary" has the meaning given to that term
                              in Division 6 of part 1.2 of the Corporations Law.

TAX "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added or goods and services tax, surtax, excise tax, ad valorem tax, fringe benefits tax, transfer tax, stamp tax, sales tax, use tax, land or property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be (a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax-sharing agreement or similar Contract.

TAX RETURN                    "Tax Return" shall mean any return (including any
                              information return), report, statement,
                              declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

TRANSACTIONAL AGREEMENTS      "Transactional Agreements" shall mean:

                              (a)    the Agreement;

                              (b)    the Employment Agreements referred to in
                                     Section 1.3(b)(vii) of the Agreement;

                              (d) the Proprietary Information and Inventions Deed; and

                              (e)    the Closing Certificate.

TRANSACTIONS                  "Transactions" shall mean (a) the execution and
                              delivery of the respective Transactional
                              Agreements, and (b) all of the transactions contemplated by the respective Transactional
                              Agreements, including:

                              (i) the sale of the Sale Shares by the Vendors to the Purchaser in accordance with the Agreement; and

                              (ii)   the performance by the Vendors, the
                                     Company and the Purchaser of their
                                     respective obligations under the
                                     Transactional Agreements and the exercise by the Vendors, the Company and the Purchaser of their respective rights under the Transactional Agreements.

UNAUDITED BALANCE SHEET       "Unaudited Balance Sheet" shall have the meaning
                              specified in Section 2.8(a)(ii) of the Agreement.

                                   EXHIBIT B

                              LIST OF SHAREHOLDERS

SHAREHOLDER                 PROPORTION %             SALE SHARES
-----------                 ------------             -----------
Diezel Interactive              50%              1,665,446 Ordinary Shares
Pty Ltd as trustee
for the Diezel
Interactive Class
Income Unit Trust

Dzign Visual                    50%              1,665,446 Ordinary Shares
Communications
Pty Ltd as trustee
for the Dzign
Visual
Communications
Class Income Unit
Trust


                                       75